As filed with the Securities and Exchange Commission on December 21, 2005

Registration No. 333-

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENTS UNDER THE SECURITIES ACT OF 1933

KINDER MORGAN FINANCE COMPANY, ULC

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Alberta, Canada Kansas	4923 4923	N/A 48-0290000
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 Dallas Street, Suite 1000 Houston, Texas 77002 (713) 369-9000	Joseph Listengart 500 Dallas Street, Suite 1000 Houston, Texas 77002 (713) 369-9000
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary W. Orloff

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

Phone: (713) 221-1306

Fax: (713) 221-2166

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after these registration statements become effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
5.35% notes due 2011	$750,000,000	100%	$750,000,000	$80,250
Guarantee of 5.35% notes due 2011	(2)	(2)	$0	None(2)
5.70% notes due 2016	$850,000,000	100%	$850,000,000	$90,950
Guarantee of 5.70% notes due 2016	(2)	(2)	$0	None(2)
6.40% notes due 2036	$550,000,000	100%	$550,000,000	$58,850
Guarantee of 6.40% notes due 2036	(2)	(2)	$0	None(2)
Total				$230,050

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act.
(2)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is required with respect to the guarantees.

The registrants hereby amend these registration statements on such date or dates as may be necessary to delay their effective date until the registrants shall file a further amendment which specifically states that these registration statements shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until these registration statements shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statements filed with the Securities and Exchange Commission are effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 21, 2005.

PROSPECTUS

Kinder Morgan Finance Company, ULC

Offers to Exchange

5.35% Notes due 2011	5.70% Notes due 2016	6.40% Notes due 2036
that have been registered under the Securities Act of 1933	that have been registered under the Securities Act of 1933	that have been registered under the Securities Act of 1933
for any and all outstanding 5.35% Notes due 2011	for any and all outstanding 5.70% Notes due 2016	for any and all outstanding 6.40% Notes due 2036

This prospectus, and accompanying letters of transmittal, relate to our proposed exchange offers. We are offering to exchange: (1) up to $750,000,000 aggregate principal amount of registered 5.35% notes due 2011 (which we refer to as the registered 2011 notes) for any and all outstanding 5.35% notes due 2011 (which we refer to as the unregistered 2011 notes), (2) up to $850,000,000 aggregate principal amount of registered 5.70% notes due 2016 (which we refer to as the registered 2016 notes) for any and all outstanding 5.70% notes due 2016 (which we refer to as the unregistered 2011 notes) and (3) up to $550,000,000 aggregate principal amount of registered 6.40% notes due 2036 (which we refer to as the registered 2036 notes) for any and all outstanding 6.40% notes due 2036 (which we refer to as the unregistered 2036 notes).

We refer to the registered 2011 notes, the registered 2016 notes and the registered 2036 notes together as the registered notes. We refer to the unregistered 2011 notes, the unregistered 2016 notes and the unregistered 2036 notes together as the unregistered notes. The unregistered notes were previously issued in a private offering and have various transfer restrictions because they were not issued pursuant to a registration statement. In this prospectus, we sometimes refer to the registered notes and the unregistered notes collectively as the notes.

The unregistered notes are, and the registered notes will be, fully and unconditionally guaranteed by Kinder Morgan, Inc.

•	Each exchange offer expires at 5:00 p.m., New York City time, on , 2006, unless extended.

•	The terms of the registered notes are substantially identical to the terms of the unregistered notes, except that the registered notes will be issued free of the transfer restrictions and covenants regarding exchange and registration rights applicable to the unregistered notes.

•	All unregistered notes of a series that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of unregistered notes of a series may be withdrawn at any time prior to expiration of the applicable exchange offer.

•	We will not receive any proceeds from the exchange offers.

•	The exchange of unregistered notes of a series for registered notes of that series will not be a taxable event for United States federal income tax purposes.

•	Holders of unregistered notes do not have any appraisal or dissenters’ rights in connection with the exchange offers.

•	Unregistered notes of a series not exchanged in an exchange offer will remain outstanding and be entitled to the benefits of the indenture, but except under limited circumstances, will have no further exchange or registration rights under the registration rights agreement discussed in this prospectus.

Please see “ Risk Factors” beginning on page 6 for a discussion of factors you should consider in connection with the exchange offers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the registered notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, the accompanying letters of transmittal and related documents and any amendments or supplements to this prospectus carefully before making your investment decision.

The date of this prospectus is                     , 2005.

You should rely only on the information contained or incorporated by reference in this prospectus or to which we direct you. We and Kinder Morgan, Inc., or KMI, have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and KMI are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our and KMI’s respective business, financial condition, results of operations and prospects may have changed since that date.

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WHERE YOU CAN FIND MORE INFORMATION

KMI files annual, quarterly and special reports, proxy statements and other information with the SEC. KMI incorporates by reference in this prospectus the following documents:

•	KMI’s Annual Report on Form 10-K, as amended by its Form 10-K/A, for the year ended December 31, 2004;

•	KMI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

•	KMI’s Current Reports on Form 8-K filed on May 6, 2005, May 16, 2005, August 1, 2005, August 11, 2005, September 16, 2005, September 23, 2005, October 25, 2005, November 30, 2005, and December 15, 2005, and KMI’s Current Report on Form 8-K/A filed on December 6, 2005;

•	KMI’s Registration Statement on Form 8-A/A filed on September 16, 2005; and

•	All documents filed by KMI with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the completion of the exchange offers.

The information incorporated by reference is an important part of this prospectus, and information that KMI files later with the SEC will automatically update and supersede this information as well as the information included in this prospectus.

You may read and copy any document KMI files with the SEC at the SEC’s public reference room located at:

100 F Street, NE, Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. KMI’s SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which KMI’s common stock is listed.

Should you want more information regarding Kinder Morgan Energy Partners, L.P. or Kinder Morgan Management, LLC, please refer to the annual, quarterly and special reports and proxy statements, as applicable, filed with the SEC regarding these entities.

You are encouraged to read Terasen’s Management’s Discussion and Analysis for the year ended December 31, 2004, including the risks described therein, which is publicly available on the website established by the Canadian Securities Administrators for electronic filing at http://www.sedar.com. You also are encouraged to read Terasen Inc.’s audited consolidated financial statements as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, unaudited consolidated financial statements as of September 30, 2005 and for the nine months ended September 30, 2005 and 2004, and the related supplemental information, contained in KMI’s Current Report on Form 8-K/A filed on December 6, 2005 and incorporated by reference in this prospectus.

KMI will provide a copy of any document summarized or incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to KMI at the following address and telephone number:

Kinder Morgan, Inc.

Investor Relations Department

500 Dallas Street, Suite 1000

Houston, Texas 77002

(713) 369-9000

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SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read carefully the entire prospectus, the documents incorporated by reference in this prospectus and the information to which we direct you, including the historical and pro forma financial statements and notes to those financial statements incorporated by reference in this prospectus. Please read “Risk Factors” in KMI’s Annual Report on Form 10-K for the year ended December 31, 2004 for more information about important risks that you should consider before making an investment decision. We also encourage you to read Terasen’s public filings available via the Internet at www.sedar.com. Please read the risks described in Terasen’s Management’s Discussion and Analysis for the year ended December 31, 2004. As used in this prospectus, “we”, “us” and “our” mean Kinder Morgan Finance Company, ULC. Unless the context requires otherwise, “KMI” means Kinder Morgan, Inc. and includes Terasen Inc. after the acquisition on November 30, 2005. In this prospectus, references to “U.S. dollars”, “dollars”, “US$” or “$” are to the currency of the United States, and references to “Canadian dollars” or “C$” are to the currency of Canada.

Kinder Morgan, Inc.

Business Description

Kinder Morgan, Inc., or KMI, is a Kansas corporation incorporated in 1927 with its common stock traded on the NYSE under the symbol “KMI.” KMI is one of the largest energy transportation and storage companies in the United States, operating, either for itself or on behalf of Kinder Morgan Energy Partners, L.P., approximately 40,000 miles of natural gas and petroleum products pipelines and approximately 150 terminals. KMI also owns and operates a retail natural gas distribution business and electric generation assets. In addition, KMI owns the general partner of, and a significant limited partner interest in, Kinder Morgan Energy Partners, L.P., one of the largest publicly-traded limited partnerships in the pipeline industry in terms of market capitalization and the largest independent refined petroleum products pipeline system in the United States in terms of volumes delivered.

Terasen Acquisition

On November 30, 2005, KMI completed the acquisition of Terasen Inc., a corporation existing under the laws of British Columbia. KMI issued in the aggregate approximately 12.48 million shares of its common stock and paid approximately C$2.49 billion in cash as consideration for the acquisition. Based on KMI’s unaudited pro forma condensed combined financial statements as of September 30, 2005, incorporated by reference in this prospectus, the total consideration for the acquisition, including assumed debt of approximately US$2.6 billion, was approximately US$5.9 billion.

Terasen, based in Vancouver, Canada, is a leading provider of energy and utility services in Western Canada. Through Terasen Gas and Terasen Gas (Vancouver Island), Terasen distributes natural gas to approximately 880,000 meters, representing more than 95 percent of natural gas consumers in British Columbia. Through Terasen Pipelines, the company provides petroleum transportation services from the Athabasca oilsands to Edmonton, and from Alberta to British Columbia, Washington State, the U.S. Rocky Mountain region and the U.S. Midwest.

KMI, including Terasen and assets operated on behalf of Kinder Morgan Energy Partners, L.P., has approximately 9,000 employees and is:

•	the largest independent owner/operator of products pipelines in the United States and a leader in the petroleum transportation industry in Canada with almost 13,000 miles of pipelines that transport approximately 2.7 million barrels per day of refined petroleum products and crude oil;

•	the largest natural gas distribution company in British Columbia, with approximately 880,000 meters, and over 1.1 million retail meters company wide;

•	the second largest owner/operator of natural gas pipelines and storage assets in the United States, transporting up to 14.2 billion cubic feet (Bcf) per day through approximately 25,000 miles of pipelines and 384 Bcf of working gas storage capacity;

•	the largest independent owner/operator of terminals in the United States, handling over 80 million tons of coal and other dry-bulk materials annually and having a liquids storage capacity of approximately 72 million barrels for refined petroleum products, crude oil and chemicals; and

•	the largest marketer/transporter of carbon dioxide (CO2) for enhanced oil recovery projects in the United States, transporting over 1 Bcf of CO2 per day through 1,100 miles of pipeline, and the second largest oil producer in Texas.

Information about the acquisition of Terasen, specified financial statements of Terasen and specified unaudited pro forma condensed combined financial statements are contained in the documents filed by KMI listed earlier in this prospectus under “Where You Can Find More Information.”

Offices

KMI’s principal executive office is located at 500 Dallas, Suite 1000, Houston, Texas 77002, and the phone number at this address is (713) 369-9000.

Kinder Morgan Finance Company, ULC

We are an unlimited liability corporation organized in 2005 under the laws of the province of Alberta, Canada. We are an indirect wholly-owned finance subsidiary of KMI. We have no independent operations other than acting as a finance company for KMI and have no significant assets. We do not and will not file separate reports with the U.S. Securities and Exchange Commission or with any Canadian securities regulatory authority. Our principal executive office is located at 500 Dallas, Suite 1000, Houston, Texas 77002, and the phone number at this address is (713) 369-9000.

The Exchange Offers

Registration Rights Agreement

We sold $750 million aggregate principal amount of unregistered 2011 notes, $850 million aggregate principal amount of unregistered 2016 notes and $550 million aggregate principal amount of unregistered 2036 notes to qualified institutional buyers as defined in Rule 144A under the Securities Act through a group of initial purchasers. We entered into a registration rights agreement with the initial purchasers which grants the holders of the unregistered notes limited exchange and registration rights. The exchange offers made pursuant to this prospectus are intended to satisfy such exchange rights.

The Exchange Offers	We will exchange:

•	$1,000 principal amount of registered 2011 notes with a guarantee of KMI endorsed thereon for each $1,000 principal amount of unregistered 2011 notes;

•	$1,000 principal amount of registered 2016 notes with a guarantee of KMI endorsed thereon for each $1,000 principal amount of unregistered 2016 notes; and

•	$1,000 principal amount of registered 2036 notes with a guarantee of KMI endorsed thereon for each $1,000 principal amount of registered 2036 notes.

As of the date of this prospectus, $750 million aggregate principal amount of unregistered 2011 notes, $850 million aggregate principal amount of unregistered 2016 notes and $550 million aggregate principal amount of unregistered 2036 are outstanding. We will issue registered notes to holders on the earliest practicable date following the Expiration Date, as defined below.

Resales of the Registered Notes

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that, except as described below, the registered notes issued pursuant to the exchange offers may be offered for resale, resold and otherwise transferred by a holder of the registered notes, other than any such holder that is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such registered notes are acquired in the ordinary course of such holder’s business and that such holder has no arrangement or understanding with any person to participate in the distribution of such registered notes.

Each broker-dealer that receives registered notes pursuant to an exchange offer in exchange for unregistered notes that such broker-dealer acquired for its own account as a result of market-making activities or other trading activities, other than unregistered notes acquired directly from us or our affiliates, must acknowledge that it will deliver a prospectus in connection with any resale of such registered notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

If we receive appropriate notices in a letter of transmittal, this prospectus, as it may be amended or supplemented from time to time, may be used for the appropriate time period by a broker-dealer in connection with resales of registered notes received in exchange for unregistered notes where such unregistered notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and not acquired directly from us. We have agreed that, if we receive the notices in a letter of transmittal, we will make this prospectus available to any such broker-dealer for use in connection with any such resale.

Each letter of transmittal requires broker-dealers tendering unregistered notes in an exchange offer to indicate whether the broker-dealer acquired the unregistered notes for its own account as a result of market-making activities or other trading activities, other than unregistered notes acquired directly from us or any of our affiliates. If no broker-dealer indicates that the unregistered notes were so acquired, we have no obligation under the registration rights agreement to maintain the effectiveness of the registration statement past the consummation of the applicable exchange offer or to allow the use of this prospectus for such resales. See “The Exchange Offers—Registration Rights” and “—Resale of the Registered Notes; Plan of Distribution.”

Expiration Date

Each exchange offer expires at 5:00 p.m., New York City time, on                         , 2006, unless we extend an exchange offer in our sole discretion, in which case the term “Expiration Date” means the latest date and time to which that exchange offer is extended.

Conditions to the Exchange Offers	Each exchange offer is subject to certain conditions which we may waive. See “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering Unregistered Notes

Each holder of unregistered notes wishing to accept the applicable exchange offer must complete, sign and date the applicable accompanying letter of transmittal in accordance with the instructions contained in this prospectus and in such letter of transmittal, and mail or otherwise deliver the letter of transmittal together with the unregistered notes and any other required documentation to the exchange agent identified below under “Exchange Agent” at the address set forth in this prospectus. By executing a letter of transmittal, a holder will make a number of representations to us. See “The Exchange Offers—Registration Rights” and “—Procedures for Tendering Unregistered Notes.”

Special Procedures for Beneficial Owners

Any beneficial owner whose unregistered notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “The Exchange Offers—Procedures for Tendering Unregistered Notes.”

Guaranteed Delivery Procedures

Holders of unregistered notes who wish to tender their unregistered notes when those securities are not immediately available or who cannot deliver their unregistered notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the Expiration Date must tender their unregistered notes according to the guaranteed delivery procedures set forth in “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery.”

Withdrawal Rights	Tenders of unregistered notes of a series pursuant to an exchange offer may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer.

Acceptance of Unregistered Notes and Delivery of Registered Notes

We will accept for exchange any and all unregistered notes of a series that are properly tendered in an exchange offer, and not withdrawn, prior to that exchange offer’s Expiration Date. The registered notes issued pursuant to an exchange offer will be issued on the earliest practicable date following our acceptance for exchange of unregistered notes of that series. See “The Exchange Offers—Terms of the Exchange Offers.”

Exchange Agent	Wachovia Bank, National Association is serving as exchange agent in connection with the exchange offers.

U.S. Federal Income Tax Considerations	The exchange of unregistered notes for registered notes pursuant to an exchange offer will not be treated as a taxable exchange for federal income tax purposes. See “Income Tax Considerations.”

RISK FACTORS

You should carefully consider the risks described below, in addition to the other information contained or incorporated by reference in this prospectus. Specifically, please see “Risk Factors” included in KMI’s Annual Report on Form 10-K for the year ended December 31, 2004 for a discussion of risk factors that may affect its business. In addition, please see the risks described in Terasen’s Management’s Discussion and Analysis for the year ended December 31, 2004. Realization of any of those or the following risks could have a material adverse effect on KMI’s business, financial condition, cash flows and results of operations. Unless the context requires otherwise, “KMI” means Kinder Morgan, Inc. and includes Terasen Inc. after the acquisition on November 30, 2005.

Risks Related to the Notes

KMI’s substantially increased debt as a result of the Terasen acquisition could adversely affect its financial health, make it more vulnerable to adverse economic conditions and prevent it from fulfilling its obligations under the notes.

As a result of its acquisition of Terasen, KMI will have significantly more debt outstanding and significantly higher debt service requirements than in the recent past. As of September 30, 2005, on a pro forma basis after giving effect to the acquisition, the issuance of the unregistered notes and our use of the net proceeds therefrom, KMI would have had outstanding approximately $7.91 billion of consolidated debt, of which approximately $2.64 billion would have been debt of KMI’s subsidiaries, other than us. As of September 30, 2005, KMI had the ability to borrow up to approximately $442.0 million under its revolving credit facility.

KMI’s increased level of debt could have important consequences to holders of notes, such as:

•	limiting its ability to obtain additional financing to fund its working capital, capital expenditures, debt service requirements, potential growth or other purposes;

•	limiting its ability to use operating cash flow in other areas of its business because it must dedicate a substantial portion of these funds to make payments on its debt;

•	placing it at a competitive disadvantage compared to competitors with less debt; and

•	increasing its vulnerability to adverse economic and industry conditions.

Each of these factors is to a large extent dependent on economic, financial, competitive and other factors beyond KMI’s control.

KMI’s large amount of floating rate debt makes KMI vulnerable to increases in interest rates.

As of September 30, 2005, on a pro forma basis after giving effect to the acquisition of Terasen, the notes offering and our use of the net proceeds therefrom, KMI would have had outstanding approximately $7.91 billion of consolidated debt. Of this amount, excluding debt related to assets for which interest expense is passed through in KMI’s tariffs and rates and giving effect to the issuance of the unregistered notes and our use of the net proceeds therefrom, approximately 50% would have been subject to floating interest rates, either as short-term commercial paper or as long-term fixed-rate debt converted to floating rates through the use of interest rate swaps. Should interest rates increase significantly, KMI’s cash available to service its debt would be adversely affected. See note 14 of the notes to consolidated financial statements (unaudited) included in KMI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and the unaudited pro forma financial statements included in KMI’s Current Report on Form 8-K/A filed on December 6, 2005, incorporated by reference in this prospectus, for additional information.

Canadian bankruptcy and insolvency laws may impair the trustee’s ability to enforce remedies under the notes.

The rights of the trustee who represents the holders of the notes to enforce remedies could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and to file a proposal to be voted on by the various classes of its affected creditors. A restructuring proposal, if accepted by the requisite majorities of each affected class of creditors, and if approved by the relevant Canadian court, would be binding on all creditors within each affected class, including those creditors that did not vote to accept the proposal. Moreover, this legislation, in certain instances, permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument, during the period that the stay against proceedings remains in place.

The powers of the court under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies’ Creditors Arrangement Act (Canada) have been interpreted and exercised broadly so as to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether payments under the notes would be made during any proceedings in bankruptcy, insolvency or other restructuring, whether or when the trustee could exercise its rights under the indenture governing the notes or whether and to what extent holders of the notes would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the trustee.

Risks Related to KMI’s Business

KMI is dependent upon the earnings and distributions of Kinder Morgan Energy Partners, L.P.

For the nine months ended September 30, 2005, approximately 52% (39% on a pro forma basis after giving effect to KMI’s acquisition of Terasen) of KMI’s total segment earnings plus earnings attributable to its investment in Kinder Morgan Energy Partners, L.P. was attributable to its general and limited partner interests in Kinder Morgan Energy Partners, L.P. A significant decline in Kinder Morgan Energy Partners’ earnings and/or cash distributions would have a corresponding negative impact on KMI.

Competition could ultimately lead to lower levels of profits and adversely impact KMI’s ability to recontract for expiring transportation capacity at favorable rates.

For the nine months ended September 30, 2005, Natural Gas Pipeline Company of America, or NGPL, represented approximately 41% (31% on a pro forma basis after giving effect to KMI’s acquisition of Terasen) of KMI’s total segment earnings plus earnings attributable to its investment in Kinder Morgan Energy Partners. NGPL is an interstate natural gas pipeline that is a major supplier to the Chicago, Illinois area. In the past, interstate pipeline competitors of NGPL have constructed or expanded pipeline capacity into the Chicago area. To the extent that an excess of supply into this market area is created and persists, NGPL’s ability to recontract for expiring transportation capacity at favorable rates could be impaired. Contracts representing approximately 6.4% of NGPL’s total long-haul, contracted firm transport capacity as of November 30, 2005 have not been renewed and are scheduled to expire before the end of 2006.

Trans Mountain’s pipeline to the West Coast of North America and the Express System to the U.S. Rocky Mountains and Midwest are two of several pipeline alternatives for Western Canadian petroleum production. Throughput on these pipelines may decline if tolls become uncompetitive compared to alternatives. Terasen’s oil transportation business competes against other pipeline companies who could be in a position to offer different tolling structures, which may provide a competitive advantage in new pipeline development.

Terasen’s Trans Mountain subsidiary’s tolling arrangement with shippers is expiring and must be extended or renewed.

In November 2000, Terasen’s Trans Mountain subsidiary and shipper representatives reached a negotiated Incentive Toll Settlement, or ITS, to determine Trans Mountain’s tolls for the period 2001-2005 for use of the Trans Mountain pipeline network. This agreement was approved by the Canadian National Energy Board on

March 22, 2001 to take effect as of January 1, 2001. Trans Mountain has initiated discussions with shipper representatives to extend or renew the 2001-2005 ITS. There is no certainty as to whether a new toll settlement will be entered into, or what the terms of a new toll settlement might be. KMI’s earnings could be negatively impacted in 2006 depending on the final tolling arrangements with shippers.

The rates (which include reservation, commodity, surcharges, fuel and gas lost and unaccounted for) KMI charges shippers on its pipeline systems and the rates its natural gas distribution operations can charge are subject to regulatory approval and oversight.

While there are currently no material proceedings challenging the rates on any of KMI’s natural gas pipeline systems, regulators and shippers on these pipelines do have rights to challenge the rates they are charged under certain circumstances prescribed by applicable regulations. KMI can provide no assurance that it will not face challenges to the rates it receives on its pipeline systems in the future. Any successful challenge could adversely affect future earnings and cash flows.

As part of the establishment of the rates which gas distribution operations can charge their customers, utility regulators, including the British Columbia Utility Commission, or BCUC, generally establish a rate base and a reasonable and fair return for the utility upon that rate base. The allowed rates of return on KMI’s gas distribution operations are calculated differently and vary in amount in different jurisdictions. In British Columbia, the allowed rates of return on equity are determined annually by the BCUC based on a formula that applies a risk premium to a forecast of long-term Government of Canada bond yields. The allowed returns on equity for Terasen Gas and Terasen Gas (Vancouver Island), or TGVI, are determined by formulae that result in lower allowed returns on equity if long-term Government of Canada bond yields decline. Most rates in British Columbia are established using a future test year which has forecasts of the volume of gas that will be sold and transported and the costs, including the rate of return, that the utility will incur with cost and revenue tracking and sharing mechanisms that result in annual rate adjustments. Terasen Gas and TGVI have performance-based rate agreements expiring in 2007. There can be no assurance that new rate agreements will be entered into or that the regulatory process in which rates are determined will always produce rates that will result in full recovery of KMI’s British Columbia gas distribution operation’s costs.

Sustained periods of weather inconsistent with normal in areas served by KMI’s natural gas distribution operations can create volatility in its earnings.

KMI’s operating results may fluctuate on a seasonal basis. Weather-related factors such as temperature and rainfall at certain times of the year affect KMI’s earnings, principally in its retail natural gas distribution business. Sustained periods of temperatures and rainfall that differ from normal can create volatility in KMI’s earnings. In many areas, natural gas consumption patterns peak in the winter, especially for KMI’s retail natural gas distribution operations. Those operations normally generate higher net earnings in the first and fourth quarters, which are offset to some extent by lower earnings or net losses in the second and third quarters.

Proposed rulemaking by the Federal Energy Regulatory Commission, the BCUC or other regulatory agencies having jurisdiction could adversely impact KMI’s income and operations.

Generally speaking, new laws or regulations or different interpretations of existing laws or regulations applicable to KMI’s assets could have a negative impact on its business, financial condition and results of operations.

Environmental regulation and liabilities could result in increased operating and capital costs.

KMI’s business operations are subject to federal, state, provincial and local laws and regulations relating to environmental protection, pollution and human health and safety in the United States and Canada. For example, if an accidental leak or spill occurs at or from KMI’s pipelines, or at or from its storage or other facilities, it may experience significant operational disruptions and it may have to pay a significant amount to clean up the leak or spill, pay for government penalties, address natural resource damages, compensate for human exposure, install costly pollution control equipment, or a combination of these and other measures. The resulting costs and liabilities could negatively affect KMI’s level of earnings and cash flow. In addition, emission controls required under federal, state and provincial environmental laws could require significant capital expenditures at KMI’s facilities. The impact of environmental standards or future environmental measures could increase KMI’s costs significantly. Since the costs of environmental regulation are already significant, additional or stricter regulation or enforcement could negatively affect KMI’s business.

KMI owns or operates numerous properties that have been used for many years in connection with its business activities. While KMI has utilized operating and disposal practices that were standard in the industry at the time, hydrocarbons or other hazardous substances may have been released at or from properties owned, operated or used by KMI or its predecessors, or at or from properties where their wastes have been taken for disposal. In addition, many of these properties have been owned and/or operated by third parties whose management, use and disposal of hydrocarbons or other hazardous substances were not under KMI’s control. These properties and the hazardous substances released and wastes disposed thereon may be subject to laws in the United States such as the Comprehensive Environmental Response, Compensation, and Liability Act, also known as CERCLA or the Superfund law, which impose joint and several liability without regard to fault or the legality of the original conduct. Under the regulatory schemes of the various provinces, such as British Columbia’s Environmental Management Act, Canada has similar laws with respect to properties owned, operated or used by KMI or its predecessors. Under such laws and implementing regulations, KMI could be required to remove or remediate previously disposed wastes or property contamination, including groundwater contamination caused by prior owners or operators. Imposition of such liability schemes could have a material adverse impact on KMI’s operations and financial position.

Current or future distressed financial condition of customers could have an adverse impact on KMI’s operations in the event these customers are unable to pay KMI for the products or services it provides.

Some of KMI’s customers are experiencing severe financial problems, and other customers may experience severe financial problems in the future. The bankruptcy of one or more of them, or some other similar proceeding or liquidity constraint, might make it unlikely that KMI would be able to collect all or a significant portion of amounts owed by the distressed entity or entities. In addition, such events might force such customers to reduce or curtail their future use of KMI’s products and services, which could have a material adverse effect on its operations and financial condition.

Increased regulatory requirements relating to the integrity of KMI’s pipelines will require KMI to spend additional money to comply with these requirements.

Through its regulated pipeline subsidiaries, KMI is subject to extensive laws and regulations related to pipeline integrity. There are, for example, federal guidelines for the U.S. Department of Transportation and pipeline companies in the areas of testing, education, training and communication. KMI has increased and expects to significantly increase its capital expenditures to address these matters. Additional laws and regulations that may be enacted in the future could significantly increase the amount of these expenditures.

The failure to successfully integrate Terasen’s operations with those of KMI could adversely impact KMI’s results of operations. Other significant acquisitions may occur at any time and the failure to successfully integrate such acquisitions could also adversely impact KMI’s results of operations.

The integration of Terasen and other companies that have previously operated separately involves a number of risks, including:

•	demands on management related to the increase in size after the acquisition,

•	the diversion of management’s attention from the management of daily operations, difficulties in implementing or unanticipated costs of accounting, estimating, reporting and other systems,

•	difficulties in the assimilation and retention of necessary employees, and

•	potential adverse effects on results of operations.

KMI regularly considers and enters into discussions regarding potential acquisitions and is currently contemplating potential acquisitions. While there are currently no unannounced purchase agreements for the acquisition of any material business or assets, such transactions can be effected quickly, may occur at any time and may be significant in size relative to KMI’s existing assets or operations.

Future business development of KMI’s products pipelines is dependent on the supply of, and demand for, crude oil and other liquid hydrocarbons, particularly from the Alberta oilsands.

KMI’s pipelines depend on production of natural gas, oil and other products in the areas serviced by its pipelines. Without reserve additions, production will decline over time as reserves are depleted and production costs may rise. Producers may shut down production at lower product prices or higher production costs, especially where the existing cost of production exceeds other extraction methodologies, such as at the Alberta oilsands. Producers in areas serviced by KMI may not be successful in exploring for and developing additional reserves, and the gas plants and the pipelines may not be able to maintain existing volumes of throughput. Commodity prices may not remain at a level which encourages producers to explore for and develop additional reserves, produce existing marginal reserves or renew transportation contracts as they expire.

Changes in the business environment, such as a decline in crude oil prices, an increase in production costs from higher feedstock prices, supply disruptions, or higher development costs, could result in a slowing of supply from the Alberta oilsands. In addition, changes in the regulatory environment or governmental policies, such as the Kyoto Protocol, may have an impact on the supply of crude oil. Each of these factors impact KMI customers shipping through its pipelines, which in turn could impact the prospects of new transportation contracts or renewals of existing contracts.

Throughput on KMI’s products pipelines may also decline as a result of changes in business conditions. Over the long term, business will depend, in part, on the level of demand for oil and natural gas in the geographic areas in which deliveries are made by pipelines and the ability and willingness of shippers having access or rights to utilize the pipelines to supply such demand. The implementation of new regulations or the modification of existing regulations affecting the oil and gas industry could reduce demand for natural gas and crude oil, increase KMI’s costs and may have a material adverse effect on KMI’s results of operations and financial condition. KMI cannot predict the impact of future economic conditions, fuel conservation measures, alternative fuel requirements, governmental regulation or technological advances in fuel economy and energy generation devices, all of which could reduce the demand for natural gas and oil.

KMI is subject to U.S. dollar/Canadian dollar exchange rate fluctuations.

As a result of KMI’s acquisition of Terasen, a significant portion of KMI’s assets, liabilities, revenues and expenses will be denominated in Canadian dollars. KMI is a U.S. dollar reporting company. Fluctuations in the exchange rate between United States and Canadian dollars could expose KMI to reductions in the U.S. dollar value of its earnings and cash flows and a reduction in stockholders’ equity under applicable accounting rules.

THE EXCHANGE OFFERS

Registration Rights

Unless the context requires otherwise, the terms “we”, “us” and “our” in this section mean Kinder Morgan Finance Company, ULC and Kinder Morgan, Inc. collectively. At the closing of the offering of the unregistered notes, we entered into the registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the unregistered notes, at our cost, to use our reasonable efforts to:

•	file with the SEC, no later than 120 days after the date of the original issuance of the unregistered notes, an exchange offer registration statement under the Securities Act for registered notes of each series to be exchanged for unregistered notes of that series, and

•	cause the exchange offer registration statement to be declared effective within 210 days after the date of the original issuance of the unregistered notes.

Upon the exchange offer registration statement being declared effective, we agreed to offer the registered notes of a series in exchange for surrender of the unregistered notes of that series. We agreed to keep the exchange offers open for not less than 30 days, or longer if required by applicable law, and end them within 45 business days after the exchange offer registration statement becomes effective.

For each unregistered note of a series surrendered to us pursuant to an exchange offer, the holder of such unregistered note will receive a registered note of that series having a principal amount equal to that of the surrendered unregistered note. Interest on each registered note will accrue from the last interest payment date on which interest was paid on the unregistered note surrendered in exchange therefor or, if no interest has been paid on such unregistered note, from the date of its original issue. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offers certain information necessary to allow a broker-dealer who holds unregistered notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than unregistered notes acquired directly from us or one of our affiliates) to exchange such unregistered notes pursuant to an exchange offer and to satisfy the prospectus delivery requirements in connection with resales of registered notes received by such broker-dealer in such exchange offer. We agreed to maintain the effectiveness of the registration statement for these purposes for 120 days.

The preceding agreement is needed because any broker-dealer who acquires unregistered notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the registered notes pursuant to the exchange offers made pursuant to this prospectus and the resale of registered notes received in the exchange offers by any broker-dealer who held unregistered notes acquired for its own account as a result of market-making activities or other trading activities other than unregistered notes acquired directly from us or one of our affiliates.

Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, after the exchange offers the registered notes will in general be free of the transfer restrictions and covenants regarding exchange and registration rights applicable to the unregistered notes and tradable without further registration under the Securities Act. However, any purchaser of unregistered notes who is an “affiliate” of ours or who intends to participate in an exchange offer for the purpose of distributing the related registered notes:

•	will not be able to rely on the interpretation of the staff of the SEC,

•	will not be able to tender its unregistered notes in that exchange offer, and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the unregistered notes unless the sale or transfer is made pursuant to an exemption from such requirements.

Each holder of unregistered notes, other than certain specified holders, who wishes to exchange unregistered notes of a series for registered notes of that series in the applicable exchange offer will be required to make various representations, including that:

•	it is not an affiliate of ours,

•	any registered notes to be received by it were acquired in the ordinary course of its business,

•	at the time of commencement of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of such registered notes, and

•	if the holder is not a broker-dealer, the holder is not engaged in and does not intend to engage in a distribution of such registered notes.

In the event that any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offers, or if under various circumstances, some holders of unregistered notes so request, or in the case of any holder that participates in an exchange offer, such holder does not receive registered notes on the date of the exchange that may be sold without restriction under U.S. state and federal securities laws, other than due solely to the status of such holder as an affiliate of ours, we will, at our cost:

•	as promptly as practicable, file a shelf registration statement (which may be an amendment of the registration statement of which this prospectus is a part) covering resales of the unregistered notes of each affected series,

•	use our reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act, and

•	use all reasonable efforts to keep effective the shelf registration statement until the earlier of two years after the date of original issuance of the unregistered notes, the date the unregistered notes of each affected series become eligible for resale without volume restrictions under Rule 144 under the Securities Act, or until all notes covered by the shelf registration statement have been sold.

We will, in the event of the filing of a shelf registration statement, provide to each holder copies of the prospectus which is a part of the shelf registration statement and take certain other actions as are required to permit unrestricted resales of the unregistered notes of each affected series. A holder of unregistered notes that sells such unregistered notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to various civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement which are applicable to that holder, including various indemnification obligations. In addition, each holder of such unregistered notes will be required to deliver information to be used in connection with the shelf registration statement within the time period set forth in the registration rights agreement in order to have their unregistered notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

We will pay liquidated damages on the notes of each series upon the occurrence of any of the following events:

•	if the exchange offer registration statement or shelf registration statement with respect to that series is not filed with 120 days following the closing date of the issuance of the unregistered notes, then commencing on the 121st day after the closing date, liquidated damages shall accrue on the unregistered notes of that series over and above the otherwise applicable interest rate at a rate of 0.25% per year;

•	if an exchange offer registration statement or a shelf registration statement with respect to that series is filed and is not declared effective within 210 days following the closing date of the issuance of the unregistered notes, then commencing on the 211th day after the closing date, liquidated damages shall accrue on the notes of that series over and above the otherwise applicable interest rate at a rate of 0.25% per year; or

•	if either:

(A)	we have not issued registered notes for all unregistered notes of that series validly tendered in accordance with the terms of the applicable exchange offer on or prior to 45 business days after the date on which the exchange offer registration statement was declared effective; or

(B)	the shelf registration statement for that series has been declared effective but such shelf registration statement ceases to be effective at any time:

(1)	prior to the expiration of the second anniversary of the closing date, or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period, and

(2)	while any registrable securities are outstanding,

then liquidated damages shall accrue on the notes of that series over and above the otherwise applicable interest rate at a rate of 0.25% per year commencing on the 46th business day after such effective date, in the case of (A) above, or the day such shelf registration statement ceases to be effective, in the case of (B) above.

Any liquidated damages will be payable in arrears at the same time we pay interest on the notes.

The foregoing circumstances under which we may be required to pay liquidated damages are not cumulative. In no event will the liquidated damages on the notes exceed 0.25% per year. Further, any liquidated damages will cease to accrue when all of the events described above have been cured or upon the expiration of the second anniversary of the closing date, or, if Rule 144(k) is amended to provide a shorter restrictive period, the shorter period. For purposes of clarifying the foregoing provisions, the registration rights agreement states that liquidated damages shall not accrue at any time that there are no registrable securities outstanding. The receipt of liquidated damages will be the sole monetary remedy available to a holder if we fail to meet these obligations.

This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Except as set forth above, after consummation of the exchange offers, holders of unregistered notes which are the subject of an exchange offer have no registration or exchange rights under the registration rights agreement. See “—Consequences of Failure to Exchange” and “—Resale of the Registered Notes; Plan of Distribution.”

Consequences of Failure to Exchange

The unregistered notes of a series which are not exchanged for registered notes of that series pursuant to the applicable exchange offer and are not included in a resale prospectus which, if required, will be filed as part of an amendment to the registration statement of which this prospectus is a part, will remain restricted securities and subject to restrictions on transfer. The circumstances under which we would file a resale prospectus are more fully described under “—Resale of the Registered Notes; Plan of Distribution.” The unregistered notes of a series may only be resold:

(1)	to us, upon redemption of the unregistered notes or otherwise,

(2)

so long as the unregistered notes of that series are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A,

(3)	in an offshore transaction in accordance with Regulation S under the Securities Act,

(4)	pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act,

(5)	in reliance on another exemption from the registration requirements of the Securities Act, or

(6)	pursuant to an effective registration statement under the Securities Act.

In all of the situations discussed above, the resale must be in accordance with any applicable securities laws of any state of the United States and subject to requirements of the registrar or co-registrar being met, including receipt by the registrar or co-registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

To the extent that unregistered notes of a series are tendered and accepted for exchange pursuant to an exchange offer, the trading market for unregistered notes of that series that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the unregistered notes of that series not tendered for exchange. The extent of the market and the availability of price quotations for unregistered notes of a series will depend upon a number of factors, including the number of holders of unregistered notes of that series remaining at such time and the interest in maintaining a market in such unregistered notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading, called the “float,” may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for unregistered notes of a series that are not exchanged in the applicable exchange offer may be affected adversely to the extent that the amount of unregistered notes of that series exchanged pursuant to the applicable exchange offer reduces the float. The reduced float also may tend to make the trading price of the unregistered notes of that series that are not exchanged more volatile.

Issuance of registered notes of a series in exchange for unregistered notes of that series pursuant to the applicable exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in “—Conditions to the Exchange Offers” and only after timely receipt by the exchange agent of such unregistered notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of unregistered notes of a series desiring to tender such unregistered notes in exchange for registered notes of that series should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to the tenders of unregistered notes for exchange. Unregistered notes that may be tendered in the exchange offer but which are not validly tendered will, following the consummation of the exchange offers, remain outstanding and will continue to be subject to the same transfer restrictions currently applicable to such unregistered notes.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and in the applicable letter of transmittal, copies of which are attached to this prospectus as Annexes A, B and C, we will accept any and all unregistered notes of a series validly tendered and not withdrawn prior to the Expiration Date of the applicable exchange offer. We will issue $1,000 principal amount of registered notes of a series in exchange for each $1,000 principal amount of unregistered notes of that series accepted in the applicable exchange offer. Holders may tender some or all of their unregistered notes pursuant to the exchange offers. However, unregistered notes may be tendered only in integral multiples of $1,000 principal amount.

The form and terms of the registered notes of a series are the same as the form and terms of the unregistered notes of that series, except that

•	the registered notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act, and

•	except as otherwise described above, holders of the registered notes will not be entitled to the rights of holders of unregistered notes under the registration rights agreement.

The registered notes of a series will evidence the same debt as the unregistered notes which they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs all of the notes.

Solely for reasons of administration and for no other purpose, we have fixed the close of business on                    , 2005 as the record date for the exchange offers for purposes of determining the persons to whom this prospectus and the letters of transmittal will be mailed initially. Only a registered holder of unregistered notes or such holder’s legal representative or attorney-in-fact as reflected on the records of the trustee under the indenture may participate in an exchange offer. There will be no fixed record date for determining registered holders of the unregistered notes entitled to participate in the exchange offers.

Holders of unregistered notes do not have any appraisal or dissenters’ rights under applicable Alberta or Kansas law or the indenture in connection with the exchange offers. We intend to conduct the exchange offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

We shall be deemed to have accepted validly tendered unregistered notes of a series when, as and if we have given oral or written notice of that acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered notes of a series for the purposes of receiving registered notes of that series. The registered notes delivered pursuant to an exchange offer will be delivered promptly after expiration of the applicable exchange offer.

If any tendered unregistered notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, certificates for any such unaccepted unregistered notes will be returned, without expense, to the tendering holder of such unregistered notes as promptly as practicable after the applicable Expiration Date.

Holders who tender unregistered notes in an exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the applicable letter of transmittal, transfer taxes with respect to the exchange of unregistered notes pursuant to the applicable exchange offer. We will pay all charges and expenses, other than various applicable taxes, in connection with the exchange offers. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “Expiration Date” with respect to each exchange offer shall mean 5:00 p.m., New York City time, on                     , 2006, unless we, in our sole discretion, extend an exchange offer, in which case the term “Expiration Date” shall mean the latest date and time to which that exchange offer is extended.

In order to extend an exchange offer, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of that exchange offer.

We reserve the right, in our sole discretion:

•	to delay accepting any unregistered notes,

•	to extend any exchange offer,

•	if any of the conditions set forth below under “—Conditions to the Exchange Offers” have not been satisfied, to terminate any exchange offer, or

•	to amend the terms of any exchange offer in any manner.

We may effect any such delay, extension or termination by giving oral or written notice of that to the exchange agent.

Except as specified in the second paragraph under this heading, any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement. If any exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the registered holders of the unregistered notes of the affected series. The amended exchange offer will then be extended for a period of five to 10 business days, as required by law, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if that exchange offer would otherwise expire during such five to 10 business day period.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of any exchange offer, we shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release of the announcement to the Dow Jones News Service.

Procedures for Tendering Unregistered Notes

Tenders of Unregistered Notes. The tender by a holder of unregistered notes of a series pursuant to any of the procedures set forth below will constitute the tendering holder’s acceptance of the terms and conditions of the applicable exchange offer.

Our acceptance for exchange of unregistered notes of a series tendered pursuant to any of the procedures described below will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions of the applicable exchange offer. Only holders are authorized to tender their unregistered notes. The procedures by which unregistered notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the unregistered notes are held.

DTC has authorized DTC participants that are beneficial owners of unregistered notes through DTC to tender their unregistered notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the applicable letter of transmittal or a facsimile of the applicable letter of transmittal, have the signature thereon guaranteed if required by Instruction 1 of that letter of transmittal, and mail or deliver the letter of transmittal or the facsimile pursuant to the procedures for book-entry transfer set forth below under “—Book-Entry Delivery Procedures,” or (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program (“ATOP”), for which the transaction will be eligible, and follow the procedures for book-entry transfer, set forth below under “—Book-Entry Delivery Procedures.”

Tender of Unregistered Notes Held in Physical Form. To tender effectively unregistered notes of a series held in physical form pursuant to the applicable exchange offer,

•	a properly completed letter of transmittal applicable to such unregistered notes (or a facsimile of the letter of transmittal) duly executed by the holder of such unregistered notes, and any other documents required by the letter of transmittal, must be received by the exchange agent at one of its addresses set forth below, and tendered unregistered notes must be received by the exchange agent at its address (or delivery effected through the deposit of unregistered notes into the exchange agent’s account with DTC and making book-entry delivery as set forth below) on or prior to the Expiration Date of the applicable exchange offer, or

•	the tendering holder must comply with the guaranteed delivery procedures set forth below.

Letters of transmittal or unregistered notes should be sent only to the exchange agent and should not be sent to us.

Tender of Unregistered Notes Held Through a Custodian. To effectively tender unregistered notes of any series that are held of record by a custodian bank, depository, broker, trust company or other nominee, the beneficial owner of the unregistered notes of that series must instruct such holder to tender the unregistered notes on the beneficial owner’s behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which may be used by the beneficial owner in this process to instruct the registered holder of the beneficial owner’s unregistered notes to effect the tender.

Tender of Unregistered Notes Held Through DTC. To effectively tender unregistered notes of any series that are held through DTC, DTC participants should either

•	properly complete and duly execute the applicable letter of transmittal (or a facsimile of the applicable letter of transmittal), and any other documents required by that letter of transmittal, and mail or deliver the letter of transmittal or the facsimile pursuant to the procedures for book-entry transfer set forth below, or

•	transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the exchange agent for its acceptance.

Delivery of tendering unregistered notes of any series held through DTC must be made to the exchange agent pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

The method of delivery of unregistered notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent’s Message transmitted through ATOP, is at the election and risk of the person tendering unregistered notes and delivering letters of transmittal. Except as otherwise provided in the letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent prior to such date.

Except as provided below, unless the unregistered notes of a series being tendered are deposited with the exchange agent on or prior to the Expiration Date of the applicable exchange offer (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent’s Message), we may, at our option, reject such tender. Exchange of registered notes for unregistered notes will be made only against deposit of the tendered unregistered notes and delivery of all other required documents.

Book-Entry Delivery Procedures. The exchange agent will establish accounts with respect to the unregistered notes of a series at DTC for purposes of the applicable exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the unregistered notes of that series by causing DTC to transfer the unregistered notes into the exchange agent’s account in accordance with DTC’s procedures for transfer. However, although delivery of unregistered notes may be effected through book-entry at DTC, the applicable letter of transmittal (or facsimile of the applicable letter of transmittal), with any required signature guarantees or an Agent’s Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the applicable Expiration Date, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent’s account at DTC as described above is referred to in this prospectus as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the unregistered notes of a series and that such participant has received the applicable letter of transmittal and agrees to be bound by the terms of that letter of transmittal and we may enforce that agreement against the participant.

Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing, an “Eligible Institution”), unless the unregistered notes tendered thereby are tendered

•	by a registered holder of unregistered notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of the unregistered notes) who has not completed either the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the applicable letter of transmittal, or

•	for the account of an Eligible Institution.

See Instruction 1 of the letters of transmittal. If the unregistered notes of a series are registered in the name of a person other than the signer of the applicable letter of transmittal or if unregistered notes of a series not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the letter of transmittal accompanying the tendered unregistered notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the letters of transmittal.

Guaranteed Delivery. If a holder desires to tender unregistered notes of a series pursuant to the applicable exchange offer and time will not permit the applicable letter of transmittal, certificates representing the unregistered notes and all other required documents to reach the exchange agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date of the applicable exchange offer, those unregistered notes may nevertheless be tendered if all three of the following conditions are satisfied:

•	the tender is made by or through an Eligible Institution;

•	a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by us, or an Agent’s Message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the Expiration Date, as provided below; and

•

the certificates for the tendered unregistered notes, in proper form for transfer (or a Book-Entry Confirmation of the transfer of the unregistered notes into the exchange agent’s account at DTC as described above), together with the applicable letter of transmittal (or facsimile of the applicable letter of transmittal), properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal or a properly transmitted Agent’s Message, are received by the exchange agent within two business days after the date of execution of the Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the exchange agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

Notwithstanding any other provision of this section, delivery of registered notes of a series by the exchange agent for unregistered notes of that series tendered and accepted for exchange pursuant to the applicable exchange offer will, in all cases, be made only after timely receipt by the exchange agent of the unregistered notes (or Book-Entry Confirmation of the transfer of the unregistered notes into the exchange agent’s account at DTC as described above), and the applicable letter of transmittal (or facsimile of the applicable letter of transmittal) with respect to the unregistered notes, properly completed and duly executed, with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted Agent’s Message.

Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered unregistered notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all unregistered notes not properly tendered or any unregistered notes our acceptance of which, in the opinion of our counsel, would be unlawful.

We also reserve the right to waive any defects, irregularities or conditions of tender as to particular unregistered notes. The interpretation of the terms and conditions of our exchange offers (including the instructions in the letters of transmittal) by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered notes must be cured within such time as we shall determine.

Although we intend to notify holders of defects or irregularities with respect to tenders of unregistered notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of unregistered notes will not be deemed to have been made until the defects or irregularities have been cured or waived.

Any unregistered notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, or if unregistered notes are submitted in a principal amount greater than the principal amount of unregistered notes being tendered by such tendering holder, such unaccepted or non-exchanged unregistered notes will either be

•	returned by the exchange agent to the tendering holders, or

•	in the case of unregistered notes tendered by book-entry transfer into the exchange agent’s account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, credited to an account maintained with such Book-Entry Transfer Facility.

By tendering, each registered holder will represent to us that, among other things,

•	the registered notes of a series to be acquired by the holder and any beneficial owner(s) of the unregistered notes of that series in connection with the applicable exchange offer are being acquired by the holder and any beneficial owner(s) in the ordinary course of business of the holder and any beneficial owner(s),

•	the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the registered notes of that series,

•	the holder and each beneficial owner acknowledge and agree that (x) any person participating in such exchange offer for the purpose of distributing the registered notes of that series must comply with the registration and prospectus delivery requirements pf the Securities Act in connection with a secondary resale transaction with respect to the registered notes acquired by that person and cannot rely on the position of the Staff of the SEC set forth in no-action letters that are discussed under “—Resale of the Registered Notes; Plan of Distribution,” and (y) any broker-dealer that receives registered notes for its own account in exchange for unregistered notes pursuant to an exchange offer must deliver a prospectus in connection with any resale of the registered notes, but by so acknowledging, the holder shall not be deemed to admit that, by delivering a prospectus, it is an “underwriter” within the meaning of the Securities Act,

•	neither the holder nor any beneficial owner is an “affiliate,” as defined under Rule 405 of the Securities Act, of ours except as otherwise disclosed to us in writing, and

•	the holder and each beneficial owner understands that a secondary resale transaction described in the third bullet point above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the SEC.

Each broker-dealer that receives registered notes for its own account in exchange for unregistered notes, where such unregistered notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. See “—Resale of the Registered Notes; Plan of Distribution.”

Withdrawal of Tenders

Except as otherwise provided in this prospectus and the applicable letter of transmittal, tenders of unregistered notes of a series pursuant to an exchange offer may be withdrawn, unless accepted for exchange as provided in the exchange offer, at any time prior to the Expiration Date of the exchange offer.

To be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to the Expiration Date of the applicable exchange offer. Any such notice of withdrawal must

•	specify the name of the person having deposited the unregistered notes to be withdrawn,

•	identify the unregistered notes to be withdrawn, including the certificate number or numbers of the particular certificates evidencing the unregistered notes (unless the unregistered notes were tendered by book-entry transfer), and aggregate principal amount of unregistered notes, and

•	be signed by the holder in the same manner as the original signature on the applicable letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the unregistered notes into the name of the person withdrawing the unregistered notes.

If unregistered notes have been delivered pursuant to the procedures for book-entry transfer set forth in “—Procedures for Tendering Unregistered Notes—Book-Entry Delivery Procedures,” any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with the withdrawn unregistered notes and must otherwise comply with the book-entry transfer facility’s procedures.

If the unregistered notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of unregistered notes can only be accomplished in accordance with these procedures.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of unregistered notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any unregistered notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no registered notes will be issued with respect thereto unless the unregistered notes so withdrawn are retendered. Properly withdrawn unregistered notes may be retendered by following one of the procedures described above under “—Procedures for Tendering Unregistered Notes” at any time prior to the Expiration Date of the applicable exchange offer.

Any unregistered notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the applicable exchange offer, or which have been validly withdrawn, will be returned to the holder of the unregistered notes unless otherwise provided in the applicable letter of transmittal, promptly after the Expiration Date of the applicable exchange offer or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to the holder.

Conditions to the Exchange Offers

No exchange offer shall be subject to any conditions, other than that

•	the SEC has issued an order or orders declaring the indenture governing the notes qualified under the Trust Indenture Act of 1939,

•	the exchange offer, or the making of any exchange by a holder, do not violate applicable law or any applicable interpretation of the staff of the SEC,

•	no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer, which, in our judgment, might impair our ability to proceed with the exchange offer,

•	there shall not have been adopted or enacted any law, statute, rule or regulation which, in our judgment, would materially impair our ability to proceed with the exchange offer, and

•	there shall not have occurred any material change in the financial markets in the United States or any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States, in our judgment, would materially impair our ability to proceed with the exchange offer.

Any determination regarding the satisfaction or waiver of conditions will be made on or before the applicable Expiration Date. If we determine that any of the conditions to an exchange offer are not satisfied, we may

•	refuse to accept any unregistered notes and return all tendered unregistered notes to the tendering holders,

•	extend the exchange offer and retain all unregistered notes tendered prior to the Expiration Date applicable to the exchange offer, subject, however, to the rights of holders to withdraw such unregistered notes (see “—Withdrawal of Tenders”), or

•	waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered unregistered notes which have not been withdrawn.

If such waiver constitutes a material change to an exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and will extend the applicable exchange offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to 10 business day period.

Exchange Agent

Wachovia Bank, National Association, the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offers. Questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal and requests for Notices of Guaranteed Delivery and other documents should be directed to the exchange agent addressed as follows:

By Mail:

Wachovia Bank, National Association

Customer Information Center

Corporate Trust Operations – NC1153

1525 West W.T. Harris Boulevard – 3C3

Charlotte, NC 28288

Attention: Marsha Rice

By Facsimile:

(704) 590-7628

Confirm by

Telephone:

(704) 590-7413

By Hand:

Wachovia Bank, National Association

Customer Information Center

Corporate Trust Operations – NC1153

1525 West W.T. Harris Boulevard – 3C3

Charlotte, NC 28288

Attention: Marsha Rice

Fees and Expenses

We will bear the expenses of soliciting tenders of unregistered notes. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our officers and regular employees.

No dealer-manager has been retained in connection with the exchange offers and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offers. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses in connection therewith.

We estimate that our out-of-pocket expenses for the exchange offers will be approximately $            . Such expenses include fees and expenses of the exchange agent and the trustee under the indenture, accounting and legal fees and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of the unregistered notes pursuant to the exchange offers. If, however, a transfer tax is imposed for any reason other than the exchange of unregistered notes pursuant to the exchange offers, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with a letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

The registered notes of each series will be recorded at the carrying value of the unregistered notes of that series and no gain or loss for accounting purposes will be recognized. The expenses of the exchange offers will be allocated among each series of notes and amortized over the terms of the registered notes.

Resale of the Registered Notes; Plan of Distribution

Each broker-dealer that receives registered notes of a series for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of registered notes of that series. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of registered notes received in exchange for unregistered notes where such unregistered notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2006 (90 days after the date of this prospectus), all dealers effecting transactions in the registered notes of a series, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We will not receive any proceeds from any sale of registered notes by broker-dealers. Registered notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions

•	in the over-the-counter market,

•	in negotiated transactions,

•	through the writing of options on the registered notes or a combination of such methods of resale,

•	at market prices prevailing at the time of resale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any registered notes.

Any broker-dealer that resells registered notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of those registered notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of registered notes and any commission on concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letters of transmittal state that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

KINDER MORGAN, INC. CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following information reflects KMI’s consolidated ratios of earnings to fixed charges on a historical basis and on a pro forma basis to give effect to the acquisition of Terasen Inc. and the short-term bank loan incurred to finance the cash portion of the consideration for the purchase of Terasen.

Historical						Pro Forma Nine Months Ended September 30, 2005
Year Ended December 31,					Nine Months Ended September 30, 2005
2000	2001	2002	2003	2004
2.08	2.49	2.86	4.21	4.88	4.99	2.89

In all cases, earnings are determined by adding:

•	income from continuing operations before income taxes, extraordinary gains or losses, equity income and minority interest; plus

•	fixed charges, amortization of capitalized interest and distributed income of equity investees; less

•	capitalized interest; less

•	minority interest in pre-tax income of subsidiaries with no fixed charges.

In all cases, fixed charges include:

•	interest, including capitalized interest; plus

•	amortization of debt discount, premium and issuance costs; plus

•	the estimated interest portion of rental expenses.

USE OF PROCEEDS

The exchange offers are intended to satisfy our and KMI’s obligations under the registration rights agreement. Neither we nor KMI will receive any cash proceeds from the issuance of the registered notes offered by this prospectus. In consideration for issuing the registered notes of each series as contemplated in this prospectus, we will receive in exchange unregistered notes of such series in like principal amount, the form and terms of which are the same as the form and terms of the registered notes of such series, except as otherwise described in this prospectus under “The Exchange Offers—Terms of the Exchange Offers.” Unregistered notes of a series surrendered in exchange for registered notes of that series will be retired and canceled and cannot be reissued. Accordingly, issuance of any registered notes will not result in any increase in our indebtedness.

We distributed virtually all of the net proceeds from the issuance of the unregistered notes to another KMI subsidiary to repay in full the short-term bank loan incurred to finance the cash portion of the consideration for KMI’s purchase of Terasen Inc.

DESCRIPTION OF NOTES

We issued each series of unregistered notes, and will issue each series of registered notes, under an indenture dated as of December 9, 2005 among us, KMI and Wachovia Bank, National Association, as trustee. The following description is a summary of the material provisions of the notes, the guarantees and the indenture. It does not restate the indenture in its entirety. You are urged to read the indenture because it, and not this description, defines your rights as holders of the notes. A copy of the indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indenture. In this section of the prospectus, KMI refers only to Kinder Morgan, Inc.

The indenture contains no restrictions on the amount of additional indebtedness we may incur under it. The indenture does not contain provisions that would afford holders of notes protection in the event of a sudden and significant decline in our or KMI’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we or KMI could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

Principal, Maturity and Interest

The 2011 notes will mature on January 5, 2011, the 2016 notes will mature on January 5, 2016 and the 2036 notes will mature on January 5, 2036, unless sooner redeemed. Although we initially issued only $750 million principal amount of the 2011 notes, $850 million principal amount of the 2016 notes and $550 million principal amount of the 2036 notes, we may issue and sell additional principal amounts of the notes of each series in the future without the consent of the holders of any series of notes. Any additional notes of a series, together with the outstanding notes of that series, will constitute a single series of notes under the indenture.

Interest on the 2011 notes will accrue at the rate of 5.35% per year. Interest on the 2016 notes will accrue at the rate of 5.70% per year. Interest on the 2036 notes will accrue at the rate of 6.40% per year. Interest on the notes of each series will be payable semiannually in arrears on January 5 and July 5 of each year, commencing on July 5, 2006. We will make each interest payment to the person in whose name the notes of a series, or any predecessor notes, are registered at the close of business on the immediately preceding December 15 or June 15, as the case may be, whether or not such date is a business day. Interest on the notes will accrue from December 9, 2005 and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The notes are not entitled to any sinking fund.

If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.

Ranking of Notes and Guarantees

Each series of notes is:

•	our senior unsecured indebtedness and ranks equally and ratably in right of payment with each other series and all our other senior unsecured and unsubordinated indebtedness from time to time outstanding;

•	senior in right of payment to all our subordinated indebtedness; and

•	guaranteed on a senior unsecured basis by KMI, which guarantees rank equally and ratably with each other and all other unsecured and unsubordinated indebtedness of KMI from time to time outstanding, and will be effectively junior in right of payment to any future secured indebtedness of KMI and to all indebtedness and other liabilities of KMI’s subsidiaries, other than us.

Guarantees

KMI has fully and unconditionally guaranteed to each holder of a note authenticated and delivered by the trustee the due and punctual payment of the principal of, and any premium or Additional Amounts, and interest on, the notes of each series, when and as it becomes due and payable, subject to any applicable grace period, whether at maturity, upon acceleration, by call for redemption, repayment or otherwise in accordance, with the terms of the notes and of the indenture. (Section 1401)

KMI has:

•	agreed that its obligations under the guarantees will be absolute and unconditional and will be enforceable irrespective of the validity, regularity or enforceability of the notes or the indenture;

•	waived its right to require the trustee or the holders to pursue their remedies against us before exercising their rights under the guarantees; and

•	agreed that it and its subsidiaries will be subject to the restrictions set forth below under “—Limitations on Liens”, and agree that it will be subject to the restrictions set forth below under “—Consolidation, Merger, Conveyance, Transfer or Lease” to the same extent as us.

Optional Redemption

Each series of notes is redeemable, at our option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days’ notice mailed to each holder of the notes of that series to be redeemed at the holder’s address appearing in the note register, at a price equal to 100% of the principal amount of the notes of the series to be redeemed plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date) plus a make-whole premium, if any. In no event will the redemption price ever be less than 100% of the principal amount of the notes being redeemed plus accrued interest to the redemption date. (Section 1101)

The amount of the make-whole premium on any note, or portion of a note, to be redeemed will be equal to the excess, if any, of:

(1) the sum of the present values, calculated as of the redemption date, of:

•	each interest payment that, but for the redemption, would have been payable on the note, or portion of a note, being redeemed on each interest payment date occurring after the redemption date, excluding any accrued interest for the period prior to the redemption date; and

•	the principal amount that, but for the redemption, would have been payable at the stated maturity of the note, or portion of a note, being redeemed;

over

(2) the principal amount of the note, or portion of a note, being redeemed.

The present value of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus 0.15% in the case of the 2011 notes, 0.20% in the case of the 2016 notes and 0.25% in the case of the 2036 notes. (Section 101)

The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by us. It could be one of the initial purchasers of the unregistered notes. If we fail to make that appointment at least 30 business days prior to the redemption date, or if the institution so appointed is unwilling or unable to make the calculation, the financial institution named in the notes of that series will make the calculation. If such financial institution is unwilling or unable to make the calculation, an independent investment banking institution of national standing appointed by the trustee will make the calculation. (Section 1101)

For purposes of determining the make-whole premium, Treasury Yield refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the notes of the series to be redeemed, calculated to the nearer 1/12 of a year, which we call the remaining term. The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.

The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release, which we call the H.15 Statistical Release. If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the remaining term of the notes to be redeemed, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the remaining term of the notes of the series to be redeemed and the United States Treasury Notes that have a constant maturity closest to and less than the remaining term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields so calculated by interpolation will be rounded to the nearer 0.01%, with any figure of 0.0050% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution. (Section 101)

If less than all of the notes of a series are to be redeemed, the trustee will select the notes of such series to be redeemed by a method that the trustee deems fair and appropriate. (Section 1103) The trustee may select for redemption notes and portions of notes in amounts of $1,000 or whole multiples of $1,000. (Section 302)

Additional Amounts

All payments made by us in respect of the notes of any series or by KMI under its guarantee will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of any nature imposed or levied by or on behalf of Canada or any political subdivision or authority thereof or therein having power to tax (“Taxes”), unless we are, or KMI under its guarantee is, required by law or by the interpretation or administration thereof by the relevant government authority or agency to withhold or deduct such Taxes. If we are, or KMI under its guarantee is, so required to withhold or deduct any amount for or on account of Taxes (or if a holder properly pays such Taxes directly as a result of (1) such holder being exempt from withholding as a result of its status for Canadian federal income tax purposes, or (2) our failure, or KMI’s failure under its guarantee, to properly withhold or deduct such Taxes) , we or KMI under its guarantee, as the case may be, will make the required withholding or deduction, make payment of the amount so withheld or deducted to the appropriate government authority and pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts received by the holders after the withholding or deduction (including any withholding or deduction from such Additional Amounts) (or after the proper payment of such Taxes directly by the holder (including such Taxes on Additional Amounts)) will not be less than the amounts of principal, interest and premium which would have been received in respect of the notes in the absence of the withholding or deduction (or proper payment of Taxes). No Additional Amounts (including Taxes on Additional Amounts) shall, however, be payable:

(1) to a holder who is subject to the Taxes by reason of any present or former connection between the holder and Canada other than solely by the acquisition, holding or disposition of the notes or by the receipt of payments in respect of the notes or the enforcement of the rights thereunder; or

(2) to the extent that the Taxes would not have been imposed but for the failure of the holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Canada of the holder if:

•	such compliance is required or imposed by law as a precondition to exemption from all or a part of the Tax; and

•	at least 60 days prior to the first interest payment date with respect to which this clause (2) will apply, KMI has or we have notified the holders that they will be required to comply with this requirement; or

(3) to a holder that does not deal at arm’s length (as contemplated by the Income Tax Act (Canada)) with us or KMI, as the case may be, at the time the payment is made.

No Additional Amounts will be paid to a holder that is a depositary or its nominee to the extent that a beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficial owner been the holder of the note.

All references to principal of and interest or premium on the notes shall include any Additional Amounts payable by us or KMI under its guarantee.

We will pay any present or future stamp, court, documentary or other similar taxes, charges or levies that arise from the execution, delivery or registration of, or enforcement of rights under, the indenture or any related document (“Documentary Taxes”).

Our and KMI’s obligation to pay Additional Amounts and Documentary Taxes will survive any termination, defeasance or discharge of the indenture. (Section 1108)

Redemption for Changes in Withholding Taxes

The notes of the affected series may be redeemed, in whole but not in part, prior to maturity at our option, upon the giving of notice of redemption, at the principal amount thereof, together with accrued and unpaid interest thereon to the date fixed for redemption, if, in the opinion of independent Canadian counsel of recognized standing (which may be Blake, Cassels & Graydon LLP), we are or KMI is, or on the next date on which any amount would be payable in respect of the applicable notes will be, obligated to pay Additional Amounts in respect of the notes pursuant to the terms and conditions thereof as a result of (a) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of Canada or of the United States affecting taxation which becomes effective on or after the date of the indenture; or (b) any change in the official position regarding the application, administration, or interpretation of the laws, treaties, regulations or rulings of Canada or of the United States (including a holding, judgment, or order by a court of competent jurisdiction), on or after the date of the indenture; and we or KMI, as the case may be, cannot avoid payment of Additional Amounts by (1) filing a form, certificate, or other document with the appropriate taxing authority, the preparation or filing of which form, certificate, or other document, or any conditions or undertakings contained therein, does not cause any material detriment or material expense to us or KMI or (2) taking some other action which in their reasonable judgment is purely ministerial and does not cause any material detriment or material expense to us or KMI. To exercise such right of redemption, we shall deliver to the trustee a certification stating that it is entitled to effect such redemption pursuant to the terms of the notes, and shall cause a notice specifying the date for redemption of the notes to be given to the holders of such notes not less than 30 nor more than 60 calendar days before the date specified for redemption and not earlier than 90 calendar days prior to the earliest date on which we or KMI would be obliged to make such payment of Additional Amounts or withholding nor later than 365 days after we or KMI first become liable to make such payment or withholding. (Section 1101)

Limitations on Liens

For purposes of this covenant, the following definitions, contained in Section 101 of the indenture, are applicable:

“Net Tangible Assets” means the total amount of assets appearing on KMI’s consolidated balance sheet less, without duplication:

•	all current liabilities (excluding any thereof which are extendible or renewable by their terms or replaceable or refundable pursuant to enforceable commitments at the option of the obligor thereon without requiring the consent of the obligee to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term debt and preferred stock);

•	all reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal income taxes arising from accelerated depreciation or otherwise;

•	all goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other like intangible assets carried as an asset; and

•	all appropriate adjustments on account of minority interests of other Persons holding common stock in any Subsidiary.

“Person” means any individual, corporation, partnership (general or limited), joint venture, limited liability company, unlimited liability corporation, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any natural gas or petroleum products pipeline, natural gas or petroleum products distribution system, natural gas gathering system, or natural gas or petroleum products storage facility located in the United States or Canada, except any such property that in the opinion of the Board of Directors of KMI is not of material importance to the business conducted by KMI and its consolidated Subsidiaries taken as a whole.

“Principal Subsidiary” means any Subsidiary of KMI which owns a Principal Property.

“Subsidiary” means, with respect to any Person, any entity of which more than 50% of the total voting power of the equity interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof; or any partnership of which more than 50% of the partners’ equity interests, considering all partners’ equity interests as a single class, is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof.

KMI shall not, nor shall it permit any Subsidiary to, issue, assume or guarantee any debt for money borrowed, called “Debt”, if such Debt is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any Principal Property of KMI’s or any Principal Subsidiary or upon any shares of stock or indebtedness of any Principal Subsidiary (whether such Principal Property, shares or indebtedness was owned on the date of the initial issuance of any series of notes or thereafter acquired) without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of such Debt, that its guarantee of each series of notes and any other indebtedness chosen by KMI shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to:

•

mortgages on any property acquired, constructed or improved by KMI or any Principal Subsidiary after the date of the initial issuance of any series of notes which are created or assumed contemporaneously with, or within 180 days after, such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost of such construction or improvement; provided that if a commitment for such a financing is obtained prior to or within such 180-day period, the applicable mortgage shall be deemed to be included in this bullet point whether or not such mortgage is created within such 180-day period; and provided further that in the case of such construction or improvement the mortgages shall not apply to any property theretofore owned by KMI or any Subsidiary other than theretofore unimproved real property;

•	existing mortgages on property acquired (including mortgages on any property acquired from a Person which is consolidated with or merged with or into KMI or a Subsidiary) and mortgages outstanding at the time any corporation becomes a Subsidiary;

•	mortgages in favor of KMI or any Principal Subsidiary;

•	mortgages in favor of a Canadian, U.S. or foreign government or governmental body to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance all or any part of the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in any of the foregoing bullet points.

Notwithstanding the foregoing, KMI and any Subsidiary may, without securing KMI’s guarantee of the notes, issue, assume or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount which, together with all other such Debt, does not exceed 10% of the Net Tangible Assets, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction prepared by KMI in accordance with generally accepted accounting principles. (Section 1005)

Consolidation, Merger, Conveyance, Transfer or Lease

The indenture generally allows each of us and KMI to consolidate, amalgamate or merge with any Person. It also allows us and KMI to sell, lease or transfer our respective properties and assets substantially as an entirety to any Person. If this happens, the remaining or acquiring Person must assume all of ours or KMI’s, as the case may be, responsibilities and liabilities under the indenture.

However, we and KMI will only consolidate, amalgamate or merge with or into any other Person or sell, lease or transfer our respective assets substantially as an entirety, according to the terms and conditions of the indenture, which includes the following requirements:

•	the remaining or acquiring Person is organized, in KMI’s case, under the laws of the United States, any state or the District of Columbia or under the laws of Canada or any province thereof, or in our case, under the laws of Canada or any province thereof;

•	the remaining or acquiring Person assumes our or KMI’s, as the case may be, obligations under the indenture, the notes and the guarantees; and

•	immediately after giving effect to the transaction no Event of Default, as defined below, or event that, after notice or lapse of time or both, would become an Event of Default, exists.

The remaining or acquiring Person will be substituted for us or KMI, as the case may be, in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise our or KMI’s, as the case may be, rights and powers under the indenture, in our or KMI’s name, as the case may be, or in its own name. If we sell or transfer our properties and assets substantially as an entirety, we will be released from all of our liabilities and obligations under the indenture and under the notes. Likewise, if KMI sells or transfers its properties and assets substantially as an entirety, KMI will be released from all of its liabilities and obligations under the indenture and under the guarantees. If KMI or we lease our respective properties and assets, substantially as an entirety, we will not be released from our respective obligations under the indenture. (Sections 801, 802 and 803)

Events of Default and Remedies

In the indenture, Event of Default with respect to any series of notes means any of the following:

•	our failure to pay the principal of or premium, if any, on any notes of that series when due;

•	our failure to pay interest or Additional Amounts, if any, on any notes of that series for 30 days;

•	failure to perform, or breach of, any term, covenant or warranty of ours or KMI’s, as applicable, in the indenture, other than a term, covenant or warranty a default in the performance of which has expressly been included in the indenture solely for the benefit of series of notes other than that series, that continues for 90 days after being given written notice;

•	KMI’s or our bankruptcy, insolvency or reorganization; or

•	failure to keep KMI’s full and unconditional guarantee with respect to that series in place. (Section 501)

If an Event of Default with respect to a series of notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding notes of that series may declare the principal of all the notes of that series to be due and payable. When such declaration is made, such amount will be immediately due and payable. The holders of a majority in principal amount of the outstanding notes of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest or Additional Amounts, if any, that has become due solely as a result of acceleration. (Section 502)

Holders of a series of notes may not enforce the indenture, the series of notes or the related guarantee, except as provided in the indenture, a series of notes or the related guarantee. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of notes. (Section 603) The trustee may withhold notice to the holders of notes of any series of any default, with respect to that series, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 603) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of notes may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of notes. (Sections 507 and 512)

An Event of Default for a particular series of notes does not necessarily constitute an Event of Default for any other series of notes issued under the indenture. Further, an Event of Default under the notes of any series will not necessarily constitute an event of default under our or KMI’s other indebtedness or vice versa.

Modification of Indenture

Under the indenture, generally we, KMI and the trustee may modify our respective rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding notes of any series affected by the modification. No modification of the principal or interest or Additional Amounts, if any, payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on notes of any series when due, is effective against any holder without its consent. (Section 902)

In addition, we, KMI and the trustee may amend the indenture without the consent of any holder of the notes to make certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us or KMI, as the case may be, and the assumption by that successor of our respective obligations under the indenture and the notes of any series;

•	providing for a successor trustee;

•	qualifying the indenture under the Trust Indenture Act;

•	complying with the rules and regulations of any securities exchange or automated quotation system on which notes of any series may be listed or traded; or

•	adding or changing provisions relating to a particular series of notes that does not adversely affect the rights of any holder in any material respect. (Section 901)

Discharging Our Obligations

We or KMI may choose either to discharge our obligations on the notes of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the notes of any series in a covenant defeasance. We may do so at any time on the 91st day after we or KMI deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium or Additional Amounts, and any other sums due to the stated maturity date or a redemption date of the notes of the series. If we or KMI choose the legal defeasance option, the holders of the notes of the series defeased will not be entitled to the benefits of the indenture except for registration of transfer and exchange of notes, replacement of lost, stolen or mutilated notes, conversion or exchange of notes and receipt of principal and interest on the original stated due dates or specified redemption dates out of funds deposited with the trustee. (Section 1302)

We or KMI may discharge our obligations on the notes of any series or release ourselves or KMI from covenant restrictions only if certain requirements are met. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income, gain or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling, a Canada Revenue Agency ruling or change in federal tax law. We may not have a default on the notes discharged on the date of deposit. The discharge may not violate any of our agreements or agreements of KMI. The discharge may not result in the trust into which cash or governmental securities are deposited becoming an investment company in violation of the Investment Company Act of 1940. (Section 1303)

Concerning the Trustee

Wachovia Bank, National Association is initially acting as trustee under the indenture. The corporate trust office of the trustee is located at 12 East 49th Street, 37th Floor, New York, New York 10017.

Under provisions of the indenture and the Trust Indenture Act of 1939, as amended, governing trustee conflicts of interest, any uncured Event of Default with respect to any series of notes will force the trustee to resign as trustee under the indenture with respect to such series if there is then such a conflict of interest. Any resignation will require the appointment of a successor trustee under the indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us or KMI with respect to one or more series of notes and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the notes of any series may remove the trustee with respect to the notes of such series. (Section 610)

The indenture contains limitations on the right of the trustee thereunder, in the event that it becomes a creditor of ours or of KMI, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

The trustee is required to submit an annual report to the holders of the notes regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the notes. (Section 703)

The indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us or KMI for action by the trustee shall be accompanied by an officers’ certificate and an opinion of counsel, who may be our counsel or KMI’s counsel, stating that, in the opinion of the signers, all conditions precedent to the action have been complied with. (Section 102)

Governing Law

The indenture, the notes and the guarantees are governed by the laws of the State of New York. (Section 112)

No Personal Liability of Officers, Directors, Employees or Shareholders

KMI’s affiliates other than our shareholder will not have any liability for our obligations under the indenture or the notes. Likewise, KMI’s officers, directors, employees and shareholders and our officers, directors and employees will not have any liability for our or KMI’s respective obligations under the indenture or the notes or the guarantees, as the case may be. Each holder of a note, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the notes. (Section 1201)

BOOK-ENTRY; DELIVERY AND FORM

The unregistered notes were, and the registered notes initially will be, issued in the form of global notes registered in the name of The Depository Trust Company, called DTC, or its nominee.

Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. Payment of the principal of and interest on certificated notes is subject to the indenture and will be made at the corporate trust office of the trustee or such other office or agency as may be designated by it for such purpose in New York City. Payment of interest on certificated notes will be made to the person in whose name such note is registered at the close of business on the applicable record date. All other terms of the certificated notes are governed by the indenture. Outstanding notes issued in certificated form may be exchanged in an exchange offer for new notes in certificated form.

Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Initially, the trustee will act as paying agent and registrar for the notes.

Depositary Procedures

DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of participants. The participants include securities brokers and dealers, including the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

Pursuant to DTC’s procedures, (a) upon deposit of the global notes, DTC will credit the accounts of participants designated by the initial purchasers with portions of the principal amount of global notes and (b) ownership of such interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to participants, or by participants and the indirect participants, with respect to other owners of beneficial interests in the global notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interest in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interest. For certain other restrictions on the transferability of the notes, see “—Certificated Notes.”

Under the terms of the indenture, we, KMI and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments of principal and premium and liquidated damages, if any, and interest and for any and all other purposes whatsoever. Payments in respect of the principal and premium and liquidated damages, if any, and interest on a global note registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee in its capacity as the registered holder under the indenture. Consequently, none of us, KMI, the trustee nor any of our or KMI’s agents or the trustee’s agents has or will have any responsibility or liability for (a) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes or (b) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC’s current practices for payments of principal, interest, liquidated damages and the like with respect to securities such as the notes are to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the global notes as shown on the records of DTC. Payments by participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or us. None of us, KMI nor the trustee will be liable for any delay by DTC or its participants in identifying the beneficial owners of the notes, and we, KMI and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

The global notes will trade in DTC’s Same-Day Funds Settlement System and, therefore, transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in immediately available funds. Transfers between indirect participants who hold an interest through a participant will be effected in accordance with the procedures of such participant but generally will settle in immediately available funds.

DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such participant or participants has or have given direction. However, if there is an event of default under the notes, DTC reserves the right to exchange global notes, without the direction of one or more of its participants, for legended notes in certificated form, and to distribute such certificated forms of notes to its participants.

Although DTC has agreed to the preceding procedures to facilitate transfers of interests in notes among participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, KMI nor the trustee shall have any responsibility for the performance by DTC or its participants and indirect participants of their respective obligations under the rules and procedures governing any of their operations.

Certificated Notes. Subject to certain conditions, any person having a beneficial interest in the global note may, upon request to the trustee, exchange such beneficial interest for notes in the form of certificated notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of, and cause the same to be delivered to, such person or persons, or the nominee of any of such person or persons. In addition, if

•	we or KMI notify the trustee in writing that DTC is no longer willing or able to act as a depositary and we or KMI is unable to locate a qualified successor within 90 days,

•	we, at our option, or KMI, at its option, notifies the trustee in writing that we or KMI, as the case may be, elects to cause the issuance of notes in the form of certificated notes under the indenture, or

•	DTC will not continue to hold the book-entry interests related to the global notes or is no longer a clearing agency registered under the Exchange Act and we or KMI does not replace DTC within 120 days, then, upon surrender by the global note holder of its global note, notes in such form will be issued to each person that the global note holder and DTC identify as being the beneficial owner of the related notes.

None of us, KMI nor the trustee will be liable for any delay by the global note holder or DTC in identifying the beneficial owners of notes and we, KMI and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or DTC for all purposes.

INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following discussion summarizes the material United States federal income tax consequences of the exchange of unregistered notes for registered notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and administrative interpretations, as of the date hereof, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this section, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the United States federal tax consequences of the exchange of unregistered notes for registered notes.

In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as financial institutions, insurance companies, regulated investment companies, tax exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction. This discussion is limited to holders who purchased the unregistered notes for cash at the original offering price and who hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code. If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. This discussion also does not address the tax considerations arising under the laws of any foreign, state, local or other jurisdiction.

We encourage holders of unregistered notes to consult their own tax advisors regarding the application of the U.S. federal income tax laws to them of the exchange offer and the applicability and effect of state, local or foreign tax laws and tax treaties.

Treatment of Exchanges under the Exchange Offers. The exchange of unregistered notes for registered notes under the terms of an exchange offer will not constitute a taxable exchange. As a result,

•	a holder will not recognize taxable gain or loss as a result of exchanging unregistered notes for registered notes under the terms of such exchange offer,

•	the holding period of the registered notes will include the holding period of the unregistered notes exchanged for the registered notes, and

•	the adjusted tax basis for the registered notes will be the same as the adjusted tax basis, immediately before the exchange, of the unregistered notes exchanged for the registered notes.

Information Reporting and Backup Withholding. We will, where required, report to the holders of the notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of federal income tax withheld, if any, with respect to payments. A noncorporate noteholder may be subject to information reporting and to backup withholding with respect to payments of principal, premium, if any, and interest made on the notes, or on proceeds of the disposition of the notes before maturity, unless the noteholder provides a correct taxpayer identification number or proof of an applicable exemption, and otherwise complies with applicable requirements of the information and backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be refunded or credited against the noteholder’s federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

Canadian Material Federal Income Tax Considerations For Non-Residents of Canada

The following is a summary of the principal Canadian federal income tax considerations generally applicable to a holder who, at all times for purposes of the Income Tax Act (Canada) (the “Tax Act”), deals at arm’s length with and is not affiliated with us or KMI, holds the notes as capital property, and is not an insurer who carries on an insurance business in Canada or an authorized foreign bank who carries on a banking business in Canada and who, at all times for the purposes of the Canada-United States Income Tax Convention (1980), as amended (the “Convention”) and the Tax Act is not and is not deemed to be a resident of Canada and does not use or hold, and is not deemed to use or hold the notes in the course of carrying on a business in Canada (a “Non-Resident Holder”).

This summary is based on the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and the regulations announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the published administrative practices of the Canada Revenue Agency and the current provisions of the Convention. This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign income tax considerations which may differ significantly from the Canadian federal income tax considerations described herein.

This summary is not exhaustive of all Canadian federal income tax considerations that may be relevant to a particular Non-Resident Holder. This summary is not intended to be, and should not be interpreted as, legal or tax advice to any particular Non-Resident Holder, and no representation with respect to the income tax consequences to any particular Non-Resident Holder is made. Accordingly, prospective holders of the notes should consult their own tax advisors with respect to their individual circumstances.

Exchange of Unregistered Notes into Registered Notes

The exchange of unregistered notes for registered notes by a Non-Resident Holder under an exchange offer will not constitute a taxable transaction for the purposes of the Tax Act.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” or the negative of those terms or other variations of them or comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow or to service debt or to pay dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond KMI’s ability to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements include:

•	price trends and overall demand for natural gas liquids, refined petroleum products, oil, carbon dioxide, natural gas, electricity, coal and other bulk materials and chemicals in the United States;

•	economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

•	changes in KMI’s or Kinder Morgan Energy Partners’ tariff rates implemented by the Federal Energy Regulatory Commission, the British Columbia Utility Commission or another regulatory agency or, with respect to Kinder Morgan Energy Partners, the California Public Utilities Commission;

•	KMI’s and Kinder Morgan Energy Partners’ ability to acquire new businesses and assets and integrate those operations into existing operations, as well as the ability to make expansions to their respective facilities;

•	difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to or from Kinder Morgan Energy Partners’ terminals or pipelines or KMI’s pipelines;

•	KMI’s and Kinder Morgan Energy Partners’ ability to successfully identify and close acquisitions and make cost-saving changes in operations;

•	shut-downs or cutbacks at major refineries, petrochemical or chemical plants, ports, utilities, military bases or other businesses that use KMI’s or Kinder Morgan Energy Partners’ services or provide services or products to KMI or Kinder Morgan Energy Partners;

•	production from exploration and production areas that we serve, such as West Texas, the U.S. Rocky Mountains and the Alberta oilsands;

•	changes in laws or regulations, third-party relations and approvals, decisions of courts, regulators and governmental bodies that may adversely affect KMI’s business or its ability to compete;

•	changes in accounting pronouncements that impact the measurement of KMI’s results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities;

•	KMI’s ability to offer and sell equity securities and debt securities or obtain debt financing in sufficient amounts to implement that portion of its business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of its facilities;

•	KMI’s indebtedness could make it vulnerable to general adverse economic and industry conditions, limit its ability to borrow additional funds, place it at competitive disadvantages compared to its competitors that have less debt or have other adverse consequences;

•	interruptions of electric power supply to KMI’s facilities due to natural disasters, power shortages, strikes, riots, terrorism, war or other causes;

•	KMI’s ability to obtain insurance coverage without a significant level of self-retention of risk;

•	acts of nature, sabotage, terrorism or other acts causing damage greater than KMI’s insurance coverage limits;

•	capital markets conditions;

•	the political and economic stability of the oil producing nations of the world;

•	national, international, regional and local economic, competitive and regulatory conditions and developments;

•	KMI’s ability to achieve cost savings and revenue growth;

•	inflation;

•	interest rates;

•	the pace of deregulation of retail natural gas and electricity;

•	foreign exchange fluctuations;

•	the timing and extent of changes in commodity prices for oil, natural gas, electricity and certain agricultural products;

•	the timing and success of business development efforts; and

•	unfavorable results of litigation involving KMI or Kinder Morgan Energy Partners and the fruition of contingencies referred to in KMI’s and Kinder Morgan Energy Partners’ Annual Reports on Form 10-K and other filings with the SEC.

You should not put undue reliance on any forward-looking statements.

When considering forward-looking statements, please review the risk factors described in KMI’s Annual Report on Form 10-K for the year ended December 31, 2004 and its other filings with the SEC that are incorporated by reference into this prospectus. We and KMI disclaim any obligation to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an Alberta unlimited liability corporation and are governed by all applicable provincial and federal laws of Canada. One of our directors and one of the independent registered public accounting firms named in this prospectus are residents of Canada. Because we and these persons are and a substantial portion of our and their respective assets may be located outside the United States, it may be difficult for you to effect service of process within the United States upon us and these persons or to enforce against us and them in the United States, judgments obtained in U.S. courts predicated upon civil liability under U.S. federal securities laws. We have been advised that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us and those persons.

VALIDITY OF THE REGISTERED NOTES

The validity of the registered notes and the guarantees being offered hereby will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas, which has relied on Blake, Cassels & Graydon LLP, Calgary, Canada, as to matters of Canadian law.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of Kinder Morgan, Inc., incorporated in this prospectus by reference to its Annual Report on Form 10-K for the year ended December 31, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of Kinder Morgan Energy Partners, L.P. included in its Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in Kinder Morgan, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Terasen Inc. as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, and the related supplemental information entitled “Reconciliation With United States Generally Accepted Accounting Principles and Conversion to United States Dollars” as of December 31, 2004 and 2003 and for the years then ended, have been incorporated by reference in this prospectus by reference to Kinder Morgan, Inc.’s Current Report on Form 8-K/A filed on December 6, 2005, in reliance on the reports of KPMG LLP, independent registered public accounting firm, which reports are also incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The auditors’ reports refer to a change to the classification and accounting treatment of capital securities.

ANNEX A

LETTER OF TRANSMITTAL

FOR

5.35% NOTES DUE 2011

LETTER OF TRANSMITTAL

To Tender for Exchange

5.35% Notes due 2011

of

Kinder Morgan Finance Company, ULC

Fully and Unconditionally Guaranteed by

Kinder Morgan, Inc.

Pursuant to the Prospectus dated                     , 2005.

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2006 UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

Wachovia Bank, National Association

By Mail: Wachovia Bank, National Association Customer Information Center Corporate Trust Operations – NC1153 1525 West W.T. Harris Boulevard – 3C3 Charlotte, NC 28288 Attention: Marsha Rice	By Facsimile: (704) 590-7628 Confirm by Telephone: (704) 590-7413	By Hand: Wachovia Bank, National Association Customer Information Center Corporate Trust Operations – NC1153 1525 West W.T. Harris Boulevard – 3C3 Charlotte, NC 28288 Attention: Marsha Rice

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE REGISTERED NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR UNREGISTERED NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

This Letter of Transmittal is to be used by holders (“Holders”) of unregistered 5.35% Notes due 2011 (the “Unregistered Notes”) of Kinder Morgan Finance Company, ULC (the “Company”) to receive registered 5.35% Notes due 2011 (the “Registered Notes”) of the Company if: (i) certificates representing Unregistered Notes are to be physically delivered to the Exchange Agent herewith by such Holder; (ii) tender of Unregistered Notes is to be made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Book-Entry Delivery Procedures” in the Prospectus dated                     , 2005 (the “Prospectus”); or (iii) tender of Unregistered Notes is to be made according to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus.

The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (which together constitute the “Exchange Offer”) must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send an agent’s message to the Exchange Agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the agent’s message. By tendering Unregistered Notes pursuant to the book-entry procedures established by DTC, the participant agrees to be bound by the terms of this Letter of Transmittal as if such participant had signed and physically delivered such document to the Exchange Agent.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If a Holder wishes to surrender Unregistered Notes pursuant to the Exchange Offer and cannot meet the Expiration Date deadline, or cannot deliver the Unregistered Notes, the Letter of Transmittal or any other documentation on time, then the Holder must surrender the Unregistered Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus. See Instruction 2 below.

The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

TENDER OF UNREGISTERED NOTES

☐	CHECK HERE IF TENDERED UNREGISTERED NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED UNREGISTERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

☐	CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED UNREGISTERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticker Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:

List below the Unregistered Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Unregistered Notes tendered herewith. The Unregistered Notes and the principal amount of Unregistered Notes that the undersigned wishes to tender should be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF UNREGISTERED NOTES
Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank) See Instruction 3	Certificate Number(s)*	Aggregate Principal Amount Represented**	Principal Amount Tendered**

Total Principal Amount of Unregistered Notes

*	Need not be completed by Holders tendering by book-entry transfer.
**	Unless otherwise specified, the entire aggregate principal amount represented by the Unregistered Notes described above will be deemed to be rendered. See Instruction 4.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Kinder Morgan Finance Company, ULC (the “Company”), upon the terms and subject to the conditions set forth in its Prospectus dated                     , 2005 (the “Prospectus”), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal (which together constitute the “Exchange Offer”), the principal amount of Unregistered Notes indicated in the preceding table entitled “Description of Unregistered Notes” under the column heading “Principal Amount Tendered.”

Subject to, and effective upon, the acceptance for purchase of the principal amount of Unregistered Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Unregistered Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to such Unregistered Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Unregistered Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Unregistered Notes on the account books maintained by DTC to, or upon the order of, the Company, (ii) present such Unregistered Notes for transfer of ownership on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Unregistered Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Unregistered Notes tendered hereby and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim, when the same are accepted by the Company. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Company to be necessary or desirable to complete the sale, exchange, assignment and transfer of the Unregistered Notes tendered hereby. The undersigned hereby further represents that any Registered Notes acquired in exchange for Unregistered Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Registered Notes, whether or not such person is the undersigned, that neither the holder of such Unregistered Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Registered Notes and that neither the Holder of such Unregistered Notes nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company or a broker-dealer tendering the Unregistered Notes acquired directly from the Company for its own account.

The undersigned also acknowledges that this Exchange Offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties, that the Registered Notes issued in exchange for the Unregistered Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the provisions of the Securities Act), provided that such Registered Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement with any person to participate in the distribution of such Registered Notes. The Company, however, does not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in other circumstances. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Registered Notes and has no arrangement or understanding to participate in a distribution of Registered Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Registered Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive Registered Notes for its own account in exchange for Unregistered Notes acquired as a result of market-making or other trading activities (a “Participating Broker-Dealer”), it represents that the Unregistered Notes to be exchanged for the Registered Notes were acquired by it as a result of market-making or other trading activities and acknowledges that it will deliver a prospectus (as amended or supplemented from time to time) in connection with any resale of such Registered Notes; however, by so acknowledging and by delivering a prospectus, such Participating Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Company has agreed in the Registration Rights Agreement, dated December 9, 2005, among the Company, Kinder Morgan, Inc. and the initial purchasers named in the Registration Rights Agreement, that the Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Registered Notes received in exchange for Unregistered Notes which were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities, for a period ending on the earlier of (i) 120 days after the Exchange Offer has been completed and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a Prospectus in order to resell the Registered Notes or in connection with market-making or other trading activities. In that regard, each Participating Broker-Dealer by tendering such Unregistered Notes and executing this Letter of Transmittal, agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading, such Participating Broker-Dealer will suspend the sale of Registered Notes pursuant to the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the Participating Broker-Dealer or the Company has given notice that the sale of the Registered Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the Registered Notes, it shall extend the period referred to above during which Participating Broker-Dealers are entitled to use the Prospectus in connection with the resale of Registered Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Registered Notes or to and including the date on which the Company has given notice that the sale of Registered Notes may be resumed, as the case may be.

Tenders of Unregistered Notes may be withdrawn by written or facsimile transmission notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date. In the event of a termination of the Exchange Offer, the Unregistered Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly, at no cost (or, in the case of Unregistered Notes tendered by book-entry transfer, such Unregistered Notes will be credited to the account maintained at DTC from which such Unregistered Notes were delivered). If the waiver of an unsatisfied condition by the Company constitutes a material change to the Exchange Offer, the Company will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer to the extent required by law.

The tender of Unregistered Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Exchange Offer. The Company’s acceptance for exchange of Unregistered Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the

Company in accordance with the terms and subject to the conditions of the Exchange Offer. Under certain circumstances set forth in the Prospectus, the Company may not be required to accept for exchange any of the Unregistered Notes tendered hereby.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The delivery and surrender of any Unregistered Notes is not effective, and the risk of loss of the Unregistered Notes does not pass to the Exchange Agent or the Company, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the validity, form, acceptance, withdrawal and eligibility, including time of receipt of surrendered unregistered notes, will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Unregistered Notes not properly surrendered, to reject any Unregistered Notes if acceptance of them would, in the opinion of the Company’s counsel, be unlawful and to waive any defects, irregularities or conditions of surrender as to particular Unregistered Notes.

Unless waived, the undersigned must cure any defects or irregularities in connection with surrenders of Unregistered Notes on or before the Expiration Date. Although the Company intends to notify Holders of defects or irregularities in connection with surrenders of Unregistered Notes, neither the Company, the Exchange Agent nor anyone else will be liable for failure to give such notice. Surrenders of Unregistered Notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

Unless otherwise indicated herein under “Special Issuance Instructions,” the undersigned hereby requests that any Unregistered Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Unregistered Notes tendered by book-entry transfer, by credit to the account of DTC), and Registered Notes issued in exchange for Unregistered Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned hereby requests that any Unregistered Notes representing principal amounts not tendered or not accepted for exchange and Registered Notes issued in exchange for Unregistered Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned’s signature(s). In the event that the “Special Issuance Instructions” box or the “Special Delivery Instructions” box is, or both are, completed, the undersigned hereby requests that any Unregistered Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Unregistered Notes be delivered to, and Registered Notes issued in exchange for Unregistered Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The Company has no obligation pursuant to the “Special Issuance Instructions” box or “Special Delivery Instructions” box to transfer any Unregistered Notes from the name of the registered Holder(s) thereof if the Company does not accept for exchange any of the principal amount of such Unregistered Notes so tendered.

☐	CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES IS AN AFFILIATE OF THE COMPANY.

☐	CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES DIRECTLY FROM THE COMPANY OR AN AFFILIATE OF THE COMPANY.

☐	CHECK HERE AND COMPLETE THE LINES BELOW IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES IN MARKET-MAKING OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, THE COMPANY WILL SEND 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO TO YOU OR SUCH BENEFICIAL OWNER AT THE ADDRESS SPECIFIED IN THE FOLLOWING LINES.

Name:

Address:

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if Unregistered Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Registered Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Unregistered Notes” within this Letter of Transmittal.

Issue:	☐ Unregistered Notes
☐ Registered Notes
(check as applicable)

Name:

(Please Print)

Address:

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

(See Substitute Form W-9 herein)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if Unregistered Notes in a principal amount not tendered or not accepted for exchange or Registered Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled “Description of Unregistered Notes” within this Letter of Transmittal.

Issue:	☐ Unregistered Notes
☐ Registered Notes
(check as applicable)

Name:

(Please Print)

Address:

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

(See Substitute Form W-9 herein)

PLEASE SIGN HERE

(To be completed by all tendering Holders of Unregistered Notes regardless of whether Unregistered Notes are being physically delivered herewith)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Unregistered Notes or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as owner of Unregistered Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

Signature(s) of Registered Holder(s) or Authorized Signatory

(See guarantee requirement below)

Dated:

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Including Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:

(Complete Accompanying Substitute Form W-9)

SIGNATURE GUARANTEE

(IF REQUIRED—SEE INSTRUCTIONS 1 AND 5)

Authorized Signature

Name of Firm

[place seal here]

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. Signature Guarantees. In the event that signatures on this letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be made by an Eligible Institution. As used herein and in the Prospectus, “Eligible Institution” means a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as “an eligible guarantor institution,” including (as such terms are defined therein) (1) a bank; (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association. Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution unless the Unregistered Notes surrendered hereby are surrendered (i) by a registered Holder of Unregistered Notes that has not completed the box titled “Special Delivery Instructions” on this Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Unregistered Notes. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Unregistered Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Unregistered Notes is to be made by book-entry transfer to the Exchange Agent’s account at DTC pursuant to the procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Book-Entry Delivery Procedures” in the Prospectus, or (iii) tender of Unregistered Notes is to be made according to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus. All physically delivered Unregistered Notes, or a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Unregistered Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If a Holder desires to tender Unregistered Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Unregistered Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Unregistered Notes pursuant to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus. Pursuant to such procedures:

(i) such tender must be made by or through an Eligible Institution,

(ii) prior to the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Unregistered Notes and the principal amount of Unregistered Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange (“NYSE”) trading days after the Expiration Date, this Letter of Transmittal (or facsimile hereof), together with the certificate(s) for all physically tendered Unregistered Notes, or a book-entry confirmation, and any other documents required by this Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent, and

(iii) a properly executed Letter of Transmittal, as well as the certificate(s) for all physically tendered Unregistered Notes in proper form for transfer or book-entry confirmation, as the case may be, and all other documents required by this Letter of Transmittal, must be received by the Exchange Agent within five NYSE trading days after the Expiration Date.

Any Holder of Unregistered Notes who wishes to tender his Unregistered Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery prior to 5:00 P.M., New York City time, on the Expiration Date. The Exchange Agent will send a notice of guaranteed delivery upon request if Unregistered Notes are surrendered according to the guaranteed delivery procedures set forth above.

The method of delivery of this Letter of Transmittal, the Unregistered Notes and all other required documents, including delivery through DTC, is at the election and risk of the tendering Holder and, except as otherwise provided in this Instruction 2, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to such date.

No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Unregistered Notes for exchange.

3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Unregistered Notes should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by an Unregistered Note submitted, such Holders must fill in the principal amount that is to be tendered in the “Principal Amount Tendered” column of the box entitled “Description of Unregistered Notes” on page 3 of this Letter of Transmittal. The minimum permitted tender is $1,000 in principal amount of Unregistered Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Unregistered Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Unregistered Notes that were evidenced by such Holder’s old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Unregistered Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Unregistered Notes tendered hereby, the signatures must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Unregistered Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Unregistered Notes.

If any of the Unregistered Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Unregistered Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificates or bond powers or any Unregistered Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted. Unless waived by the Company, such person must submit with this Letter of Transmittal evidence satisfactory to the Company of such person’s authority to act in the particular capacity.

When this Letter of Transmittal is signed by the registered Holder(s) of the Unregistered Notes listed herein and transmitted hereby, no endorsements of Unregistered Notes or separate instruments of transfer are required unless Registered Notes are to be issued, or Unregistered Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Unregistered Notes or instruments of transfer must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed other than by the registered Holder of any Unregistered Notes listed in this Letter of Transmittal, then such Unregistered Notes must be endorsed or accompanied by a properly completed bond power. The bond power must authorize the party signing this Letter of Transmittal to tender the Unregistered Notes on behalf of the registered Holder and must be signed by the registered Holder as the registered Holder’s name appears on the Unregistered Notes. Signatures on such certificate(s) must be guaranteed by an Eligible Institution.

6. Special Issuance and Delivery Instructions. If certificates for Registered Notes or unexchanged or untendered Unregistered Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Registered Notes or such Unregistered Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. All Unregistered Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Unregistered Notes were delivered.

7. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Unregistered Notes to it or its order pursuant to the Exchange Offer. If, however, Registered Notes and/or substitute Unregistered Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the Holder of the Unregistered Notes tendered hereby, or if tendered Unregistered Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Unregistered Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the Unregistered Notes specified in this Letter of Transmittal.

8. Waiver of Conditions. The conditions of the Exchange Offer may be amended or waived by the Company in whole or in part at any time and from time to time in the Company’s sole discretion in the case of any Unregistered Notes tendered.

9. Substitute Form W-9. Each tendering owner of an Unregistered Note (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”), generally the owner’s social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under “Important Tax Information,” and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days of the date on the Substitute Form W-9, the Exchange Agent will withhold 28% until a TIN is provided to the Exchange Agent.

10. Broker-dealers Participating in the Exchange Offer. If no broker-dealer checks the last box on page 7 of this Letter of Transmittal, the Company has no obligation under the Registration Rights Agreement to allow the use of the Prospectus for resales of the Registered Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

11. Irregularities. The Company will determine, in its sole discretion, all questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Unregistered Notes, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for which, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer set forth in the Prospectus under the caption “The Exchange Offers” or any conditions or irregularity in any tender of Unregistered Notes of any particular Holder whether or not similar conditions or irregularities are waived in the case of other Holders.

The Company’s interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding. No tender of Unregistered Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Unregistered Notes, neither the Company, any employees, agents, affiliates or assigns of the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of any irregularities in tenders or incur any liability for failure to give such notification.

12. No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Unregistered Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Unregistered Notes for exchange.

13. Mutilated, Lost, Stolen or Destroyed Unregistered Notes. Any tendering Holder whose Unregistered Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated on the front of this Letter of Transmittal for further instructions.

14. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the notice of guaranteed delivery may be directed to the Exchange Agent at the telephone numbers and location listed on the cover page of this Letter of Transmittal. A Holder or owner may also contact such Holder’s or owner’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

15. Incorporation of Letter of Transmittal. This Letter of Transmittal shall be deemed to be incorporated in any tender of Unregistered Notes by any DTC participant effected through procedures established by DTC and, by virtue of such tender, such participant shall be deemed to have acknowledged and accepted this Letter of Transmittal on behalf of itself and the beneficial owners of any Unregistered Notes so tendered. By tendering Unregistered Notes pursuant to book-entry procedures established by DTC, the DTC participant agrees to be bound by the terms of this Letter of Transmittal as if such participant had signed and physically delivered such document to the Exchange Agent.

IMPORTANT: This Letter of Transmittal (or a facsimile hereof), together with certificates representing the Unregistered Notes and all other required documents or the notice of guaranteed delivery, must be received by the Exchange Agent on or prior to the Expiration Date.

IMPORTANT TAX INFORMATION

Under federal income tax law, an owner of Unregistered Notes whose tendered Unregistered Notes are accepted for exchange is required to provide the Exchange Agent with such owner’s current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Registered Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Registered Notes paid to such owner or other recipient may be subject to 28% backup withholding tax.

Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY (collectively, a “Form W-8”), signed under penalties of perjury attesting to that individual’s exempt status. Failure to provide the information required by Form W-8 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax withholding. A Form W-8 can be obtained from the Exchange Agent.

Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding the owner is required to notify the Exchange Agent of the owner’s current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner is exempt from withholding, (ii) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

What Number to Give the Exchange Agent

The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Unregistered Notes. If the Unregistered Notes are registered in more than one name or are not registered in the name of the actual owner consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,” for additional guidance on which number to report.

PAYEE’S NAME:

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number(s) OR Employer Identification Number(s)

Part 2—Certifications—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup Number (“TIN”) withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.

Signature:                                     Date:

Part 3— Awaiting TIN ☐

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28%. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days of the date in this form, 28% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature:                                                                                        Date:

ANNEX B

LETTER OF TRANSMITTAL

FOR

5.70% NOTES DUE 2016

LETTER OF TRANSMITTAL

To Tender for Exchange

5.70% Notes due 2016

of

Kinder Morgan Finance Company, ULC

Fully and Unconditionally Guaranteed by

Kinder Morgan, Inc.

Pursuant to the Prospectus dated                     , 2005.

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2006 UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

Wachovia Bank, National Association

By Mail: Wachovia Bank, National Association Customer Information Center Corporate Trust Operations – NC1153 1525 West W.T. Harris Boulevard – 3C3 Charlotte, NC 28288 Attention: Marsha Rice	By Facsimile: (704) 590-7628 Confirm by Telephone: (704) 590-7413	By Hand: Wachovia Bank, National Association Customer Information Center Corporate Trust Operations – NC1153 1525 West W.T. Harris Boulevard – 3C3 Charlotte, NC 28288 Attention: Marsha Rice

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE REGISTERED NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR UNREGISTERED NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

This Letter of Transmittal is to be used by holders (“Holders”) of unregistered 5.70% Notes due 2016 (the “Unregistered Notes”) of Kinder Morgan Finance Company, ULC (the “Company”) to receive registered 5.70% Notes due 2016 (the “Registered Notes”) of the Company if: (i) certificates representing Unregistered Notes are to be physically delivered to the Exchange Agent herewith by such Holder; (ii) tender of Unregistered Notes is to be made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Book-Entry Delivery Procedures” in the Prospectus dated                     , 2005 (the “Prospectus”); or (iii) tender of Unregistered Notes is to be made according to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus.

The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (which together constitute the “Exchange Offer”) must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send an agent’s message to the Exchange Agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the agent’s message. By tendering Unregistered Notes pursuant to the book-entry procedures established by DTC, the participant agrees to be bound by the terms of this Letter of Transmittal as if such participant had signed and physically delivered such document to the Exchange Agent.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If a Holder wishes to surrender Unregistered Notes pursuant to the Exchange Offer and cannot meet the Expiration Date deadline, or cannot deliver the Unregistered Notes, the Letter of Transmittal or any other documentation on time, then the Holder must surrender the Unregistered Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus. See Instruction 2 below.

The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

TENDER OF UNREGISTERED NOTES

☐	CHECK HERE IF TENDERED UNREGISTERED NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED UNREGISTERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

☐	CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED UNREGISTERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticker Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:

List below the Unregistered Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Unregistered Notes tendered herewith. The Unregistered Notes and the principal amount of Unregistered Notes that the undersigned wishes to tender should be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF UNREGISTERED NOTES
Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank) See Instruction 3	Certificate Number(s)*	Aggregate Principal Amount Represented**	Principal Amount Tendered**

Total Principal Amount of Unregistered Notes

*	Need not be completed by Holders tendering by book-entry transfer.
**	Unless otherwise specified, the entire aggregate principal amount represented by the Unregistered Notes described above will be deemed to be rendered. See Instruction 4.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Kinder Morgan Finance Company, ULC (the “Company”), upon the terms and subject to the conditions set forth in its Prospectus dated                     , 2005 (the “Prospectus”), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal (which together constitute the “Exchange Offer”), the principal amount of Unregistered Notes indicated in the preceding table entitled “Description of Unregistered Notes” under the column heading “Principal Amount Tendered.”

Subject to, and effective upon, the acceptance for purchase of the principal amount of Unregistered Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Unregistered Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to such Unregistered Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Unregistered Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Unregistered Notes on the account books maintained by DTC to, or upon the order of, the Company, (ii) present such Unregistered Notes for transfer of ownership on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Unregistered Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Unregistered Notes tendered hereby and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim, when the same are accepted by the Company. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Company to be necessary or desirable to complete the sale, exchange, assignment and transfer of the Unregistered Notes tendered hereby. The undersigned hereby further represents that any Registered Notes acquired in exchange for Unregistered Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Registered Notes, whether or not such person is the undersigned, that neither the holder of such Unregistered Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Registered Notes and that neither the Holder of such Unregistered Notes nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company or a broker-dealer tendering the Unregistered Notes acquired directly from the Company for its own account.

The undersigned also acknowledges that this Exchange Offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties, that the Registered Notes issued in exchange for the Unregistered Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the provisions of the Securities Act), provided that such Registered Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement with any person to participate in the distribution of such Registered Notes. The Company, however, does not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in other circumstances. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Registered Notes and has no arrangement or understanding to participate in a distribution of Registered Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Registered Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive Registered Notes for its own account in exchange for Unregistered Notes acquired as a result of market-making or other trading activities (a “Participating Broker-Dealer”), it represents that the Unregistered Notes to be exchanged for the Registered Notes were acquired by it as a result of market-making or other trading activities and acknowledges that it will deliver a prospectus (as amended or supplemented from time to time) in connection with any resale of such Registered Notes; however, by so acknowledging and by delivering a prospectus, such Participating Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Company has agreed in the Registration Rights Agreement, dated December 9, 2005, among the Company, Kinder Morgan, Inc. and the initial purchasers named in the Registration Rights Agreement, that the Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Registered Notes received in exchange for Unregistered Notes which were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities, for a period ending on the earlier of (i) 120 days after the Exchange Offer has been completed and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a Prospectus in order to resell the Registered Notes or in connection with market-making or other trading activities. In that regard, each Participating Broker-Dealer by tendering such Unregistered Notes and executing this Letter of Transmittal, agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading, such Participating Broker-Dealer will suspend the sale of Registered Notes pursuant to the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the Participating Broker-Dealer or the Company has given notice that the sale of the Registered Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the Registered Notes, it shall extend the period referred to above during which Participating Broker-Dealers are entitled to use the Prospectus in connection with the resale of Registered Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Registered Notes or to and including the date on which the Company has given notice that the sale of Registered Notes may be resumed, as the case may be.

Tenders of Unregistered Notes may be withdrawn by written or facsimile transmission notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date. In the event of a termination of the Exchange Offer, the Unregistered Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly, at no cost (or, in the case of Unregistered Notes tendered by book-entry transfer, such Unregistered Notes will be credited to the account maintained at DTC from which such Unregistered Notes were delivered). If the waiver of an unsatisfied condition by the Company constitutes a material change to the Exchange Offer, the Company will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer to the extent required by law.

The tender of Unregistered Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Exchange Offer. The Company’s acceptance for exchange of Unregistered Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the

Company in accordance with the terms and subject to the conditions of the Exchange Offer. Under certain circumstances set forth in the Prospectus, the Company may not be required to accept for exchange any of the Unregistered Notes tendered hereby.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The delivery and surrender of any Unregistered Notes is not effective, and the risk of loss of the Unregistered Notes does not pass to the Exchange Agent or the Company, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the validity, form, acceptance, withdrawal and eligibility, including time of receipt of surrendered unregistered notes, will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Unregistered Notes not properly surrendered, to reject any Unregistered Notes if acceptance of them would, in the opinion of the Company’s counsel, be unlawful and to waive any defects, irregularities or conditions of surrender as to particular Unregistered Notes.

Unless waived, the undersigned must cure any defects or irregularities in connection with surrenders of Unregistered Notes on or before the Expiration Date. Although the Company intends to notify Holders of defects or irregularities in connection with surrenders of Unregistered Notes, neither the Company, the Exchange Agent nor anyone else will be liable for failure to give such notice. Surrenders of Unregistered Notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

Unless otherwise indicated herein under “Special Issuance Instructions,” the undersigned hereby requests that any Unregistered Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Unregistered Notes tendered by book-entry transfer, by credit to the account of DTC), and Registered Notes issued in exchange for Unregistered Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned hereby requests that any Unregistered Notes representing principal amounts not tendered or not accepted for exchange and Registered Notes issued in exchange for Unregistered Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned’s signature(s). In the event that the “Special Issuance Instructions” box or the “Special Delivery Instructions” box is, or both are, completed, the undersigned hereby requests that any Unregistered Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Unregistered Notes be delivered to, and Registered Notes issued in exchange for Unregistered Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The Company has no obligation pursuant to the “Special Issuance Instructions” box or “Special Delivery Instructions” box to transfer any Unregistered Notes from the name of the registered Holder(s) thereof if the Company does not accept for exchange any of the principal amount of such Unregistered Notes so tendered.

☐	CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES IS AN AFFILIATE OF THE COMPANY.

☐	CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES DIRECTLY FROM THE COMPANY OR AN AFFILIATE OF THE COMPANY.

☐	CHECK HERE AND COMPLETE THE LINES BELOW IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES IN MARKET-MAKING OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, THE COMPANY WILL SEND 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO TO YOU OR SUCH BENEFICIAL OWNER AT THE ADDRESS SPECIFIED IN THE FOLLOWING LINES.

Name:

Address:

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if Unregistered Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Registered Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Unregistered Notes” within this Letter of Transmittal.

Issue:	☐ Unregistered Notes
☐ Registered Notes
(check as applicable)

Name:

(Please Print)

Address:

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

(See Substitute Form W-9 herein)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if Unregistered Notes in a principal amount not tendered or not accepted for exchange or Registered Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled “Description of Unregistered Notes” within this Letter of Transmittal.

Issue:	☐ Unregistered Notes
☐ Registered Notes
(check as applicable)

Name:

(Please Print)

Address:

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

(See Substitute Form W-9 herein)

PLEASE SIGN HERE

(To be completed by all tendering Holders of Unregistered Notes regardless of whether Unregistered Notes are being physically delivered herewith)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Unregistered Notes or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as owner of Unregistered Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

Signature(s) of Registered Holder(s) or Authorized Signatory

(See guarantee requirement below)

Dated:

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Including Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:

(Complete Accompanying Substitute Form W-9)

SIGNATURE GUARANTEE

(IF REQUIRED—SEE INSTRUCTIONS 1 AND 5)

Authorized Signature

Name of Firm

[place seal here]

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. Signature Guarantees. In the event that signatures on this letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be made by an Eligible Institution. As used herein and in the Prospectus, “Eligible Institution” means a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as “an eligible guarantor institution,” including (as such terms are defined therein) (1) a bank; (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association. Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution unless the Unregistered Notes surrendered hereby are surrendered (i) by a registered Holder of Unregistered Notes that has not completed the box titled “Special Delivery Instructions” on this Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Unregistered Notes. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Unregistered Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Unregistered Notes is to be made by book-entry transfer to the Exchange Agent’s account at DTC pursuant to the procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Book-Entry Delivery Procedures” in the Prospectus, or (iii) tender of Unregistered Notes is to be made according to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus. All physically delivered Unregistered Notes, or a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Unregistered Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If a Holder desires to tender Unregistered Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Unregistered Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Unregistered Notes pursuant to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus. Pursuant to such procedures:

(i) such tender must be made by or through an Eligible Institution,

(ii) prior to the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Unregistered Notes and the principal amount of Unregistered Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange (“NYSE”) trading days after the Expiration Date, this Letter of Transmittal (or facsimile hereof), together with the certificate(s) for all physically tendered Unregistered Notes, or a book-entry confirmation, and any other documents required by this Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent, and

(iii) a properly executed Letter of Transmittal, as well as the certificate(s) for all physically tendered Unregistered Notes in proper form for transfer or book-entry confirmation, as the case may be, and all other documents required by this Letter of Transmittal, must be received by the Exchange Agent within five NYSE trading days after the Expiration Date.

Any Holder of Unregistered Notes who wishes to tender his Unregistered Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery prior to 5:00 P.M., New York City time, on the Expiration Date. The Exchange Agent will send a notice of guaranteed delivery upon request if Unregistered Notes are surrendered according to the guaranteed delivery procedures set forth above.

The method of delivery of this Letter of Transmittal, the Unregistered Notes and all other required documents, including delivery through DTC, is at the election and risk of the tendering Holder and, except as otherwise provided in this Instruction 2, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to such date.

No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Unregistered Notes for exchange.

3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Unregistered Notes should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by an Unregistered Note submitted, such Holders must fill in the principal amount that is to be tendered in the “Principal Amount Tendered” column of the box entitled “Description of Unregistered Notes” on page 3 of this Letter of Transmittal. The minimum permitted tender is $1,000 in principal amount of Unregistered Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Unregistered Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Unregistered Notes that were evidenced by such Holder’s old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Unregistered Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Unregistered Notes tendered hereby, the signatures must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Unregistered Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Unregistered Notes.

If any of the Unregistered Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Unregistered Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificates or bond powers or any Unregistered Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted. Unless waived by the Company, such person must submit with this Letter of Transmittal evidence satisfactory to the Company of such person’s authority to act in the particular capacity.

When this Letter of Transmittal is signed by the registered Holder(s) of the Unregistered Notes listed herein and transmitted hereby, no endorsements of Unregistered Notes or separate instruments of transfer are required unless Registered Notes are to be issued, or Unregistered Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Unregistered Notes or instruments of transfer must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed other than by the registered Holder of any Unregistered Notes listed in this Letter of Transmittal, then such Unregistered Notes must be endorsed or accompanied by a properly completed bond power. The bond power must authorize the party signing this Letter of Transmittal to tender the Unregistered Notes on behalf of the registered Holder and must be signed by the registered Holder as the registered Holder’s name appears on the Unregistered Notes. Signatures on such certificate(s) must be guaranteed by an Eligible Institution.

6. Special Issuance and Delivery Instructions. If certificates for Registered Notes or unexchanged or untendered Unregistered Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Registered Notes or such Unregistered Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. All Unregistered Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Unregistered Notes were delivered.

7. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Unregistered Notes to it or its order pursuant to the Exchange Offer. If, however, Registered Notes and/or substitute Unregistered Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the Holder of the Unregistered Notes tendered hereby, or if tendered Unregistered Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Unregistered Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the Unregistered Notes specified in this Letter of Transmittal.

8. Waiver of Conditions. The conditions of the Exchange Offer may be amended or waived by the Company in whole or in part at any time and from time to time in the Company’s sole discretion in the case of any Unregistered Notes tendered.

9. Substitute Form W-9. Each tendering owner of an Unregistered Note (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”), generally the owner’s social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under “Important Tax Information,” and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days of the date on the Substitute Form W-9, the Exchange Agent will withhold 28% until a TIN is provided to the Exchange Agent.

10. Broker-dealers Participating in the Exchange Offer. If no broker-dealer checks the last box on page 7 of this Letter of Transmittal, the Company has no obligation under the Registration Rights Agreement to allow the use of the Prospectus for resales of the Registered Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

11. Irregularities. The Company will determine, in its sole discretion, all questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Unregistered Notes, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for which, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer set forth in the Prospectus under the caption “The Exchange Offers” or any conditions or irregularity in any tender of Unregistered Notes of any particular Holder whether or not similar conditions or irregularities are waived in the case of other Holders.

The Company’s interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding. No tender of Unregistered Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Unregistered Notes, neither the Company, any employees, agents, affiliates or assigns of the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of any irregularities in tenders or incur any liability for failure to give such notification.

12. No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Unregistered Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Unregistered Notes for exchange.

13. Mutilated, Lost, Stolen or Destroyed Unregistered Notes. Any tendering Holder whose Unregistered Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated on the front of this Letter of Transmittal for further instructions.

14. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the notice of guaranteed delivery may be directed to the Exchange Agent at the telephone numbers and location listed on the cover page of this Letter of Transmittal. A Holder or owner may also contact such Holder’s or owner’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

15. Incorporation of Letter of Transmittal. This Letter of Transmittal shall be deemed to be incorporated in any tender of Unregistered Notes by any DTC participant effected through procedures established by DTC and, by virtue of such tender, such participant shall be deemed to have acknowledged and accepted this Letter of Transmittal on behalf of itself and the beneficial owners of any Unregistered Notes so tendered. By tendering Unregistered Notes pursuant to book-entry procedures established by DTC, the DTC participant agrees to be bound by the terms of this Letter of Transmittal as if such participant had signed and physically delivered such document to the Exchange Agent.

IMPORTANT: This Letter of Transmittal (or a facsimile hereof), together with certificates representing the Unregistered Notes and all other required documents or the notice of guaranteed delivery, must be received by the Exchange Agent on or prior to the Expiration Date.

IMPORTANT TAX INFORMATION

Under federal income tax law, an owner of Unregistered Notes whose tendered Unregistered Notes are accepted for exchange is required to provide the Exchange Agent with such owner’s current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Registered Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Registered Notes paid to such owner or other recipient may be subject to 28% backup withholding tax.

Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY (collectively, a “Form W-8”), signed under penalties of perjury attesting to that individual’s exempt status. Failure to provide the information required by Form W-8 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax withholding. A Form W-8 can be obtained from the Exchange Agent.

Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding the owner is required to notify the Exchange Agent of the owner’s current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner is exempt from withholding, (ii) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

What Number to Give the Exchange Agent

The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Unregistered Notes. If the Unregistered Notes are registered in more than one name or are not registered in the name of the actual owner consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,” for additional guidance on which number to report.

PAYEE’S NAME:

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number(s) OR Employer Identification Number(s)

Part 2—Certifications—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup Number (“TIN”) withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.

Signature:                                     Date:

Part 3— Awaiting TIN ☐

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28%. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days of the date in this form, 28% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature:                                                                                        Date:

ANNEX C

LETTER OF TRANSMITTAL

FOR

6.40% NOTES DUE 2036

LETTER OF TRANSMITTAL

To Tender for Exchange

6.40% Notes due 2036

of

Kinder Morgan Finance Company, ULC

Fully and Unconditionally Guaranteed by

Kinder Morgan, Inc.

Pursuant to the Prospectus dated                     , 2005.

THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2006 UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

Wachovia Bank, National Association

By Mail: Wachovia Bank, National Association Customer Information Center Corporate Trust Operations – NC1153 1525 West W.T. Harris Boulevard – 3C3 Charlotte, NC 28288 Attention: Marsha Rice	By Facsimile: (704) 590-7628 Confirm by Telephone: (704) 590-7413	By Hand: Wachovia Bank, National Association Customer Information Center Corporate Trust Operations – NC1153 1525 West W.T. Harris Boulevard – 3C3 Charlotte, NC 28288 Attention: Marsha Rice

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE REGISTERED NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR UNREGISTERED NOTES TO THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

This Letter of Transmittal is to be used by holders (“Holders”) of unregistered 6.40% Notes due 2036 (the “Unregistered Notes”) of Kinder Morgan Finance Company, ULC (the “Company”) to receive registered 6.40% Notes due 2036 (the “Registered Notes”) of the Company if: (i) certificates representing Unregistered Notes are to be physically delivered to the Exchange Agent herewith by such Holder; (ii) tender of Unregistered Notes is to be made by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company (“DTC”) pursuant to the procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Book-Entry Delivery Procedures” in the Prospectus dated                     , 2005 (the “Prospectus”); or (iii) tender of Unregistered Notes is to be made according to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus.

The undersigned hereby acknowledges receipt of the Prospectus. All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Prospectus.

DTC participants that are accepting the exchange offer as set forth in the Prospectus and this Letter of Transmittal (which together constitute the “Exchange Offer”) must transmit their acceptance to DTC which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send an agent’s message to the Exchange Agent for its acceptance. Delivery of the agent’s message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the agent’s message. By tendering Unregistered Notes pursuant to the book-entry procedures established by DTC, the participant agrees to be bound by the terms of this Letter of Transmittal as if such participant had signed and physically delivered such document to the Exchange Agent.

Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If a Holder wishes to surrender Unregistered Notes pursuant to the Exchange Offer and cannot meet the Expiration Date deadline, or cannot deliver the Unregistered Notes, the Letter of Transmittal or any other documentation on time, then the Holder must surrender the Unregistered Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus. See Instruction 2 below.

The undersigned should complete, execute and deliver this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.

TENDER OF UNREGISTERED NOTES

☐	CHECK HERE IF TENDERED UNREGISTERED NOTES ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED UNREGISTERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

☐	CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED UNREGISTERED NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticker Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:

List below the Unregistered Notes to which this Letter of Transmittal relates. The name(s) and address(es) of the registered Holder(s) should be printed, if not already printed below, exactly as they appear on the Unregistered Notes tendered herewith. The Unregistered Notes and the principal amount of Unregistered Notes that the undersigned wishes to tender should be indicated in the appropriate boxes. If the space provided is inadequate, list the certificate number(s) and principal amount(s) on a separately executed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF UNREGISTERED NOTES
Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank) See Instruction 3	Certificate Number(s)*	Aggregate Principal Amount Represented**	Principal Amount Tendered**

Total Principal Amount of Unregistered Notes

*	Need not be completed by Holders tendering by book-entry transfer.
**	Unless otherwise specified, the entire aggregate principal amount represented by the Unregistered Notes described above will be deemed to be rendered. See Instruction 4.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Kinder Morgan Finance Company, ULC (the “Company”), upon the terms and subject to the conditions set forth in its Prospectus dated                     , 2005 (the “Prospectus”), receipt of which is hereby acknowledged, and in accordance with this Letter of Transmittal (which together constitute the “Exchange Offer”), the principal amount of Unregistered Notes indicated in the preceding table entitled “Description of Unregistered Notes” under the column heading “Principal Amount Tendered.”

Subject to, and effective upon, the acceptance for purchase of the principal amount of Unregistered Notes tendered herewith in accordance with the terms and subject to the conditions of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Unregistered Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to such Unregistered Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Unregistered Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Unregistered Notes on the account books maintained by DTC to, or upon the order of, the Company, (ii) present such Unregistered Notes for transfer of ownership on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Unregistered Notes, all in accordance with the terms and conditions of the Exchange Offer as described in the Prospectus.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Unregistered Notes tendered hereby and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim, when the same are accepted by the Company. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Company to be necessary or desirable to complete the sale, exchange, assignment and transfer of the Unregistered Notes tendered hereby. The undersigned hereby further represents that any Registered Notes acquired in exchange for Unregistered Notes tendered hereby will have been acquired in the ordinary course of business of the person receiving such Registered Notes, whether or not such person is the undersigned, that neither the holder of such Unregistered Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Registered Notes and that neither the Holder of such Unregistered Notes nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), of the Company or a broker-dealer tendering the Unregistered Notes acquired directly from the Company for its own account.

The undersigned also acknowledges that this Exchange Offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties, that the Registered Notes issued in exchange for the Unregistered Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the provisions of the Securities Act), provided that such Registered Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement with any person to participate in the distribution of such Registered Notes. The Company, however, does not intend to request the SEC to consider, and the SEC has not considered, the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in other circumstances. If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Registered Notes and has no arrangement or understanding to participate in a distribution of Registered Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Registered Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If the undersigned is a broker-dealer that will receive Registered Notes for its own account in exchange for Unregistered Notes acquired as a result of market-making or other trading activities (a “Participating Broker-Dealer”), it represents that the Unregistered Notes to be exchanged for the Registered Notes were acquired by it as a result of market-making or other trading activities and acknowledges that it will deliver a prospectus (as amended or supplemented from time to time) in connection with any resale of such Registered Notes; however, by so acknowledging and by delivering a prospectus, such Participating Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Company has agreed in the Registration Rights Agreement, dated December 9, 2005, among the Company, Kinder Morgan, Inc. and the initial purchasers named in the Registration Rights Agreement, that the Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Registered Notes received in exchange for Unregistered Notes which were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities, for a period ending on the earlier of (i) 120 days after the Exchange Offer has been completed and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a Prospectus in order to resell the Registered Notes or in connection with market-making or other trading activities. In that regard, each Participating Broker-Dealer by tendering such Unregistered Notes and executing this Letter of Transmittal, agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading, such Participating Broker-Dealer will suspend the sale of Registered Notes pursuant to the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the Participating Broker-Dealer or the Company has given notice that the sale of the Registered Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the Registered Notes, it shall extend the period referred to above during which Participating Broker-Dealers are entitled to use the Prospectus in connection with the resale of Registered Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the Registered Notes or to and including the date on which the Company has given notice that the sale of Registered Notes may be resumed, as the case may be.

Tenders of Unregistered Notes may be withdrawn by written or facsimile transmission notice of withdrawal received by the Exchange Agent at any time prior to the Expiration Date. In the event of a termination of the Exchange Offer, the Unregistered Notes tendered pursuant to the Exchange Offer will be returned to the tendering Holders promptly, at no cost (or, in the case of Unregistered Notes tendered by book-entry transfer, such Unregistered Notes will be credited to the account maintained at DTC from which such Unregistered Notes were delivered). If the waiver of an unsatisfied condition by the Company constitutes a material change to the Exchange Offer, the Company will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered Holders, and the Company will extend the Exchange Offer to the extent required by law.

The tender of Unregistered Notes pursuant to any of the procedures set forth in the Prospectus and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Exchange Offer. The Company’s acceptance for exchange of Unregistered Notes tendered pursuant to any of the procedures described in the Prospectus will constitute a binding agreement between the undersigned and the

Company in accordance with the terms and subject to the conditions of the Exchange Offer. Under certain circumstances set forth in the Prospectus, the Company may not be required to accept for exchange any of the Unregistered Notes tendered hereby.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The delivery and surrender of any Unregistered Notes is not effective, and the risk of loss of the Unregistered Notes does not pass to the Exchange Agent or the Company, until receipt by the Exchange Agent of this Letter of Transmittal, or a manually signed facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company. All questions as to the validity, form, acceptance, withdrawal and eligibility, including time of receipt of surrendered unregistered notes, will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Unregistered Notes not properly surrendered, to reject any Unregistered Notes if acceptance of them would, in the opinion of the Company’s counsel, be unlawful and to waive any defects, irregularities or conditions of surrender as to particular Unregistered Notes.

Unless waived, the undersigned must cure any defects or irregularities in connection with surrenders of Unregistered Notes on or before the Expiration Date. Although the Company intends to notify Holders of defects or irregularities in connection with surrenders of Unregistered Notes, neither the Company, the Exchange Agent nor anyone else will be liable for failure to give such notice. Surrenders of Unregistered Notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

Unless otherwise indicated herein under “Special Issuance Instructions,” the undersigned hereby requests that any Unregistered Notes representing principal amounts not tendered or not accepted for exchange be issued in the name(s) of the undersigned (and in the case of Unregistered Notes tendered by book-entry transfer, by credit to the account of DTC), and Registered Notes issued in exchange for Unregistered Notes pursuant to the Exchange Offer be issued to the undersigned. Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the undersigned hereby requests that any Unregistered Notes representing principal amounts not tendered or not accepted for exchange and Registered Notes issued in exchange for Unregistered Notes pursuant to the Exchange Offer be delivered to the undersigned at the address shown below the undersigned’s signature(s). In the event that the “Special Issuance Instructions” box or the “Special Delivery Instructions” box is, or both are, completed, the undersigned hereby requests that any Unregistered Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, certificates for such Unregistered Notes be delivered to, and Registered Notes issued in exchange for Unregistered Notes pursuant to the Exchange Offer be issued in the name(s) of, and be delivered to, the person(s) at the address(es) so indicated, as applicable. The Company has no obligation pursuant to the “Special Issuance Instructions” box or “Special Delivery Instructions” box to transfer any Unregistered Notes from the name of the registered Holder(s) thereof if the Company does not accept for exchange any of the principal amount of such Unregistered Notes so tendered.

☐	CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES IS AN AFFILIATE OF THE COMPANY.

☐	CHECK HERE IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES DIRECTLY FROM THE COMPANY OR AN AFFILIATE OF THE COMPANY.

☐	CHECK HERE AND COMPLETE THE LINES BELOW IF YOU OR ANY BENEFICIAL OWNER FOR WHOM YOU HOLD UNREGISTERED NOTES TENDERED HEREBY IS A BROKER-DEALER WHO ACQUIRED SUCH NOTES IN MARKET-MAKING OR OTHER TRADING ACTIVITIES. IF THIS BOX IS CHECKED, THE COMPANY WILL SEND 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO TO YOU OR SUCH BENEFICIAL OWNER AT THE ADDRESS SPECIFIED IN THE FOLLOWING LINES.

Name:

Address:

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if Unregistered Notes in a principal amount not tendered or not accepted for exchange are to be issued in the name of, or Registered Notes are to be issued in the name of, someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Unregistered Notes” within this Letter of Transmittal.

Issue:	☐ Unregistered Notes
☐ Registered Notes
(check as applicable)

Name:

(Please Print)

Address:

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

(See Substitute Form W-9 herein)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if Unregistered Notes in a principal amount not tendered or not accepted for exchange or Registered Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled “Description of Unregistered Notes” within this Letter of Transmittal.

Issue:	☐ Unregistered Notes
☐ Registered Notes
(check as applicable)

Name:

(Please Print)

Address:

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

(See Substitute Form W-9 herein)

PLEASE SIGN HERE

(To be completed by all tendering Holders of Unregistered Notes regardless of whether Unregistered Notes are being physically delivered herewith)

This Letter of Transmittal must be signed by the registered Holder(s) exactly as name(s) appear(s) on certificate(s) for Unregistered Notes or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as owner of Unregistered Notes, or by the person(s) authorized to become registered Holder(s) by endorsements and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.

Signature(s) of Registered Holder(s) or Authorized Signatory

(See guarantee requirement below)

Dated:

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Including Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number:

(Complete Accompanying Substitute Form W-9)

SIGNATURE GUARANTEE

(IF REQUIRED—SEE INSTRUCTIONS 1 AND 5)

Authorized Signature

Name of Firm

[place seal here]

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. Signature Guarantees. In the event that signatures on this letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be made by an Eligible Institution. As used herein and in the Prospectus, “Eligible Institution” means a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as “an eligible guarantor institution,” including (as such terms are defined therein) (1) a bank; (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association. Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution unless the Unregistered Notes surrendered hereby are surrendered (i) by a registered Holder of Unregistered Notes that has not completed the box titled “Special Delivery Instructions” on this Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Unregistered Notes. This Letter of Transmittal is to be completed by Holders if (i) certificates representing Unregistered Notes are to be physically delivered to the Exchange Agent herewith by such Holders; (ii) tender of Unregistered Notes is to be made by book-entry transfer to the Exchange Agent’s account at DTC pursuant to the procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Book-Entry Delivery Procedures” in the Prospectus, or (iii) tender of Unregistered Notes is to be made according to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus. All physically delivered Unregistered Notes, or a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all Unregistered Notes delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the cover page hereto on or prior to the Expiration Date, or the tendering Holder must comply with the guaranteed delivery procedures set forth below. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If a Holder desires to tender Unregistered Notes pursuant to the Exchange Offer and time will not permit this Letter of Transmittal, certificates representing such Unregistered Notes and all other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date, such Holder must tender such Unregistered Notes pursuant to the guaranteed delivery procedures set forth under the caption “The Exchange Offers—Procedures for Tendering Unregistered Notes—Guaranteed Delivery” in the Prospectus. Pursuant to such procedures:

(i) such tender must be made by or through an Eligible Institution,

(ii) prior to the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Unregistered Notes and the principal amount of Unregistered Notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange (“NYSE”) trading days after the Expiration Date, this Letter of Transmittal (or facsimile hereof), together with the certificate(s) for all physically tendered Unregistered Notes, or a book-entry confirmation, and any other documents required by this Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent, and

(iii) a properly executed Letter of Transmittal, as well as the certificate(s) for all physically tendered Unregistered Notes in proper form for transfer or book-entry confirmation, as the case may be, and all other documents required by this Letter of Transmittal, must be received by the Exchange Agent within five NYSE trading days after the Expiration Date.

Any Holder of Unregistered Notes who wishes to tender his Unregistered Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery prior to 5:00 P.M., New York City time, on the Expiration Date. The Exchange Agent will send a notice of guaranteed delivery upon request if Unregistered Notes are surrendered according to the guaranteed delivery procedures set forth above.

The method of delivery of this Letter of Transmittal, the Unregistered Notes and all other required documents, including delivery through DTC, is at the election and risk of the tendering Holder and, except as otherwise provided in this Instruction 2, delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to such date.

No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or a facsimile thereof), waive any right to receive any notice of the acceptance of their Unregistered Notes for exchange.

3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the principal amount represented by Unregistered Notes should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. (Not applicable to Holders who tender by book-entry transfer). If Holders wish to tender less than the entire principal amount evidenced by an Unregistered Note submitted, such Holders must fill in the principal amount that is to be tendered in the “Principal Amount Tendered” column of the box entitled “Description of Unregistered Notes” on page 3 of this Letter of Transmittal. The minimum permitted tender is $1,000 in principal amount of Unregistered Notes. All other tenders must be in integral multiples of $1,000 in principal amount. In the case of a partial tender of Unregistered Notes, as soon as practicable after the Expiration Date, new certificates for the remainder of the Unregistered Notes that were evidenced by such Holder’s old certificates will be sent to such Holder, unless otherwise provided in the appropriate box on this Letter of Transmittal. The entire principal amount that is represented by Unregistered Notes delivered to the Exchange Agent will be deemed to have been tendered, unless otherwise indicated.

5. Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements. If this Letter of Transmittal is signed by the registered Holder(s) of the Unregistered Notes tendered hereby, the signatures must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Unregistered Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Unregistered Notes.

If any of the Unregistered Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign this Letter of Transmittal. If any of the Unregistered Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificates or bond powers or any Unregistered Note or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted. Unless waived by the Company, such person must submit with this Letter of Transmittal evidence satisfactory to the Company of such person’s authority to act in the particular capacity.

When this Letter of Transmittal is signed by the registered Holder(s) of the Unregistered Notes listed herein and transmitted hereby, no endorsements of Unregistered Notes or separate instruments of transfer are required unless Registered Notes are to be issued, or Unregistered Notes not tendered or exchanged are to be issued, to a person other than the registered Holder(s), in which case signatures on such Unregistered Notes or instruments of transfer must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed other than by the registered Holder of any Unregistered Notes listed in this Letter of Transmittal, then such Unregistered Notes must be endorsed or accompanied by a properly completed bond power. The bond power must authorize the party signing this Letter of Transmittal to tender the Unregistered Notes on behalf of the registered Holder and must be signed by the registered Holder as the registered Holder’s name appears on the Unregistered Notes. Signatures on such certificate(s) must be guaranteed by an Eligible Institution.

6. Special Issuance and Delivery Instructions. If certificates for Registered Notes or unexchanged or untendered Unregistered Notes are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Registered Notes or such Unregistered Notes are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown herein, the appropriate boxes on this Letter of Transmittal should be completed. All Unregistered Notes tendered by book-entry transfer and not accepted for payment will be returned by crediting the account at DTC designated herein as the account for which such Unregistered Notes were delivered.

7. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Unregistered Notes to it or its order pursuant to the Exchange Offer. If, however, Registered Notes and/or substitute Unregistered Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the Holder of the Unregistered Notes tendered hereby, or if tendered Unregistered Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Unregistered Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering Holder.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the Unregistered Notes specified in this Letter of Transmittal.

8. Waiver of Conditions. The conditions of the Exchange Offer may be amended or waived by the Company in whole or in part at any time and from time to time in the Company’s sole discretion in the case of any Unregistered Notes tendered.

9. Substitute Form W-9. Each tendering owner of an Unregistered Note (or other payee) is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”), generally the owner’s social security or federal employer identification number, and with certain other information, on Substitute Form W-9, which is provided hereafter under “Important Tax Information,” and to certify that the owner (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax withholding. The box in Part 3 of the Substitute Form W-9 may be checked if the tendering owner (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Exchange Agent is not provided with a TIN within 60 days of the date on the Substitute Form W-9, the Exchange Agent will withhold 28% until a TIN is provided to the Exchange Agent.

10. Broker-dealers Participating in the Exchange Offer. If no broker-dealer checks the last box on page 7 of this Letter of Transmittal, the Company has no obligation under the Registration Rights Agreement to allow the use of the Prospectus for resales of the Registered Notes by broker-dealers or to maintain the effectiveness of the Registration Statement of which the Prospectus is a part after the consummation of the Exchange Offer.

11. Irregularities. The Company will determine, in its sole discretion, all questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Unregistered Notes, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for which, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer set forth in the Prospectus under the caption “The Exchange Offers” or any conditions or irregularity in any tender of Unregistered Notes of any particular Holder whether or not similar conditions or irregularities are waived in the case of other Holders.

The Company’s interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding. No tender of Unregistered Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Unregistered Notes, neither the Company, any employees, agents, affiliates or assigns of the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of any irregularities in tenders or incur any liability for failure to give such notification.

12. No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders of Unregistered Notes, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their Unregistered Notes for exchange.

13. Mutilated, Lost, Stolen or Destroyed Unregistered Notes. Any tendering Holder whose Unregistered Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated on the front of this Letter of Transmittal for further instructions.

14. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Prospectus, this Letter of Transmittal or the notice of guaranteed delivery may be directed to the Exchange Agent at the telephone numbers and location listed on the cover page of this Letter of Transmittal. A Holder or owner may also contact such Holder’s or owner’s broker, dealer, commercial bank or trust company or nominee for assistance concerning the Exchange Offer.

15. Incorporation of Letter of Transmittal. This Letter of Transmittal shall be deemed to be incorporated in any tender of Unregistered Notes by any DTC participant effected through procedures established by DTC and, by virtue of such tender, such participant shall be deemed to have acknowledged and accepted this Letter of Transmittal on behalf of itself and the beneficial owners of any Unregistered Notes so tendered. By tendering Unregistered Notes pursuant to book-entry procedures established by DTC, the DTC participant agrees to be bound by the terms of this Letter of Transmittal as if such participant had signed and physically delivered such document to the Exchange Agent.

IMPORTANT: This Letter of Transmittal (or a facsimile hereof), together with certificates representing the Unregistered Notes and all other required documents or the notice of guaranteed delivery, must be received by the Exchange Agent on or prior to the Expiration Date.

IMPORTANT TAX INFORMATION

Under federal income tax law, an owner of Unregistered Notes whose tendered Unregistered Notes are accepted for exchange is required to provide the Exchange Agent with such owner’s current TIN on Substitute Form W-9 below. If such owner is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the owner or other recipient of Registered Notes may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any interest on Registered Notes paid to such owner or other recipient may be subject to 28% backup withholding tax.

Certain owners of Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that owner must submit to the Exchange Agent a properly completed Internal Revenue Service Forms W-8ECI, W-8BEN, W-8EXP or W-8IMY (collectively, a “Form W-8”), signed under penalties of perjury attesting to that individual’s exempt status. Failure to provide the information required by Form W-8 may subject the tendering owner (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax withholding. A Form W-8 can be obtained from the Exchange Agent.

Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding the owner is required to notify the Exchange Agent of the owner’s current TIN (or the TIN of any other payee) by completing the following form, certifying that the TIN provided on Substitute Form W-9 is correct (or that such owner is awaiting a TIN), and that (i) the owner is exempt from withholding, (ii) the owner has not been notified by the Internal Revenue Service that the owner is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified the owner that the owner is no longer subject to backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

What Number to Give the Exchange Agent

The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the owner of the Unregistered Notes. If the Unregistered Notes are registered in more than one name or are not registered in the name of the actual owner consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,” for additional guidance on which number to report.

PAYEE’S NAME:

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number(s) OR Employer Identification Number(s)

Part 2—Certifications—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup Number (“TIN”) withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return.

Signature:                                     Date:

Part 3— Awaiting TIN ☐

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28%. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days of the date in this form, 28% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature:                                                                                        Date:

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Kinder Morgan Finance Company, ULC

Under the Business Corporations Act (Alberta) (the “ABCA”), Kinder Morgan Finance Company, ULC (the “Registrant”) may indemnify a present or former director or officer or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

The by-laws of the Registrant provide that every director and officer of the Registrant in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Registrant and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, the by-laws provide that no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired for or on behalf of the Registrant, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Registrant shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto; provided that the by-laws provide that they do not relieve any director or officer from the duty to act in accordance with the ABCA and the regulations thereunder or from liability for any breach thereof.

The by-laws of the Registrant further provide that, subject to the limitations contained in the ABCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Registrant; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Registrant may also indemnify such person in such other circumstances as the ABCA or law permits. The by-laws of the Registrant provide that nothing in such by-laws shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of the by-laws.

The ABCA provides that the Registrant may purchase and maintain insurance for the benefit of any director or officer as such against any liability incurred by him in his capacity as a director or officer of the Registrant or as a director or officer of any body corporate where he acts or acted in that capacity at the Registrant’s request, except in each case when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the Registrant. The by-laws of the Registrant to not limit the ability of the Registrant to so purchase and maintain insurance. The Registrant has not purchased separately any director and officer liability insurance from a third party, relying instead on the policy of Kinder Morgan, Inc. referred to below.

Kinder Morgan, Inc.

Section 17-6305 of the Kansas General Corporation Law provides that a Kansas corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit (including an action by or in the right of the corporation to procure a judgment in its favor) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit by or in the right of the corporation, including attorney fees, and against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Article Ninth of Kinder Morgan, Inc.’s articles of incorporation requires it to provide substantially the same indemnification of its directors and officers as that authorized by Kansas General Corporation Law.

Kinder Morgan, Inc. maintains liability insurance policies covering its officers and directors and those of its subsidiaries against some liabilities, including certain liabilities under the Securities Act, that may be incurred by them.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number		Description of Exhibit

4.1

—Indenture, dated as of December 9, 2005, among Kinder Morgan Finance Company, ULC, Kinder Morgan, Inc. and Wachovia Bank, National Association, as Trustee (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Current Report on Form 8-K, filed on December 15, 2005, and incorporated herein by reference).

4.2		—Form of notes (contained in the Indenture filed as Exhibit 4.1 hereto).

4.3

—Registration Rights Agreement, dated December 9, 2005, among Kinder Morgan Finance Company, ULC, Kinder Morgan, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers (filed as Exhibit 4.3 to Kinder Morgan, Inc.’s Current Report on Form 8-K, filed on December 15, 2005, and incorporated herein by reference).

5.1	*	—Opinion of Bracewell & Giuliani LLP.

5.2	*	—Opinion of Blake, Cassels & Graydon LLP.

12.1	*	—Calculation of Consolidated Ratios of Earnings to Fixed Charges.

23.1	*	—Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1 hereto).

23.2	*	—Consent of Blake, Cassels & Graydon LLP (included in their opinion filed as Exhibit 5.2 hereto).

23.3	*	—Consent of PricewaterhouseCoopers LLP.

23.4	*	—Consent of PricewaterhouseCoopers LLP.

23.5	*	—Consent of KPMG LLP.

24.1	*	—Powers of attorney with respect to Kinder Morgan, Inc.

25.1	*	—Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wachovia Bank, National Association, under the Indenture.

99.1	*	—Form of Notice of Guaranteed Delivery for 5.35% Notes due 2011.

99.2	*	—Form of Notice of Guaranteed Delivery for 5.70% Notes due 2016.

99.3	*	—Form of Notice of Guaranteed Delivery for 6.40% Notes due 2036.

99.4	*	—Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith.

Item 22. Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to these registration statements:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of these registration statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in these registration statements. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statements; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statements or any material change to such information in the registration statements;

provided, however, that paragraphs (1)(i) and (ii) of this section do not apply if the registration statements are on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by one of the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in these registration statements;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-4 or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on December 21, 2005.

KINDER MORGAN FINANCE COMPANY, ULC

By:	/S/ JOSEPH LISTENGART
Joseph Listengart Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 or amendment thereto has been signed below by the following persons in the indicated capacities on December 21, 2005:

/S/ KIMBERLY J. ALLEN Kimberly J. Allen	Vice President (Principal Financial Officer and Principal Accounting Officer)

/S/ JOSEPH LISTENGART Joseph Listengart	Director

/S/ C. PARK SHAPER C. Park Shaper	Director and President (Principal Executive Officer)

(Constituting a majority of the Board of Directors)

*By:	/S/ JOSEPH LISTENGART
Joseph Listengart Attorney-in-fact for persons indicated

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-4 or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on December 21, 2005.

KINDER MORGAN, INC.

By:	/S/ JOSEPH LISTENGART
Joseph Listengart Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 or amendment thereto has been signed below by the following persons in the indicated capacities on December 21, 2005:

/S/ KIMBERLY J. ALLEN Kimberly J. Allen	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ EDWARD H. AUSTIN, JR.* Edward H. Austin, Jr.	Director

/S/ CHARLES W. BATTEY* Charles W. Battey	Director

/S/ STEWART A. BLISS* Stewart A. Bliss	Director

/S/ TED A. GARDNER* Ted A. Gardner	Director

/S/ WILLIAM J. HYBL* William J. Hybl	Director

/S/ RICHARD D. KINDER Richard D. Kinder	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/S/ MICHAEL C. MORGAN* Michael C. Morgan	Director

/S/ EDWARD RANDALL, III* Edward Randall, III	Director

/S/ FAYEZ SAROFIM* Fayez Sarofim	Director

(Constituting a majority of the Board of Directors)

*By:	/S/ JOSEPH LISTENGART
Joseph Listengart Attorney-in-fact for persons indicated

EXHIBIT INDEX

Exhibit Number		Description of Exhibit

4.1

—Indenture, dated December 9, 2005, among Kinder Morgan Finance Company, ULC, Kinder Morgan, Inc. and Wachovia Bank, National Association, as Trustee (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Current Report on Form 8-K, filed on December 15, 2005, and incorporated herein by reference).

4.2		—Form of notes (contained in the Indenture filed as Exhibit 4.1 hereto).

4.3

—Registration Rights Agreement, dated December 9, 2005, among Kinder Morgan Finance Company, ULC, Kinder Morgan, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers (filed as Exhibit 4.3 to Kinder Morgan, Inc.’s Current Report on Form 8-K, filed on December 15, 2005, and incorporated herein by reference).

5.1	*	—Opinion of Bracewell & Giuliani LLP.

5.2	*	—Opinion of Blake, Cassels & Graydon LLP.

12.1	*	—Calculation of Consolidated Ratios of Earnings to Fixed Charges.

23.1	*	—Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1 hereto).

23.2	*	—Consent of Blake, Cassels & Graydon LLP (included in their opinion filed as Exhibit 5.2 hereto).

23.3	*	—Consent of PricewaterhouseCoopers LLP.

23.4	*	—Consent of PricewaterhouseCoopers LLP.

23.5	*	—Consent of KPMG LLP.

24.1	*	—Powers of attorney with respect to Kinder Morgan, Inc.

25.1	*	—Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wachovia Bank, National Association, under the Indenture.

99.1	*	—Form of Notice of Guaranteed Delivery for 5.35% Notes due 2011.

99.2	*	—Form of Notice of Guaranteed Delivery for 5.70% Notes due 2016.

99.3	*	—Form of Notice of Guaranteed Delivery for 6.40% Notes due 2036.

99.4	*	—Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith.